SIXTH AMENDED AND RESTATED
LOAN AND SERVICING AGREEMENT
dated as of August 1, 2018
among
PROSPECT CAPITAL FUNDING LLC
as Borrower
PROSPECT CAPITAL CORPORATION
as Servicer
THE LENDERS FROM TIME TO TIME PARTY HERETO
as Lenders
THE MANAGING AGENTS FROM TIME TO TIME PARTY HERETO
as Managing Agents
U.S. BANK NATIONAL ASSOCIATION
as Calculation Agent, Paying Agent and Documentation Agent
and
KEYBANK NATIONAL ASSOCIATION
as Facility Agent
___________________
KEYBANK NATIONAL ASSOCIATION
Syndication Agent, Structuring Agent, Sole Lead Arranger and Sole Bookrunner

Page

ARTICLE I	DEFINITIONS 1

Section 1.1	Certain Defined Terms. 1

Section 1.2	Other Terms. 1

Section 1.3	Computation of Time Periods. 2

Section 1.4	Interpretation. 2

ARTICLE II	ADVANCES 2

Section 2.1	Advances. 2

Section 2.2	Procedures for Advances; Delivery of Loan Documents. 4

Section 2.3	Prepayments. 5

Section 2.4	Principal Repayments. 6

Section 2.5	The Notes. 6

Section 2.6	Interest Payments. 6

Section 2.7	Fees. 7

Section 2.8	Priority of Payments. 7

Section 2.9	Collections and Allocations. 12

Section 2.10	Payments, Computations, Etc. 12

Section 2.11	Breakage Costs. 13

Section 2.12	Increased Costs; Capital Adequacy. 14

Section 2.13	Taxes. 15

Section 2.14	Mitigation Obligations; Replacement of Lenders. 16

Section 2.15	Changes in Facility Amount. 18

Section 2.16	Reallocations. 20

Section 2.17	Defaulting Lenders. 20

ARTICLE III	CONDITIONS OF EFFECTIVENESS AND ADVANCES 23

Section 3.1	Conditions to Amendment and Restatement. 23

Section 3.2	Additional Conditions Precedent to All Advances. 25

ARTICLE IV	REPRESENTATIONS AND WARRANTIES 26

Section 4.1	Representations and Warranties of the Borrower. 26

Section 4.2	Representations, Warranties and Covenants of the Lenders. 31

ARTICLE V	GENERAL COVENANTS OF THE BORROWER 31

Section 5.1	Covenants of the Borrower. 31

Section 5.2	Hedging Agreement. 38

ARTICLE VI	SECURITY INTEREST 39

Section 6.1	Security Interest. 39

Section 6.2	Remedies. 39

Section 6.3	Release of Liens. 40

Section 6.4	Assignment of the Purchase Agreement. 41

Section 6.5	Delivery of Loan Files. 41

Section 6.6	Custody of Transferred Loans. 42

Section 6.7	Filings, etc. 42

Section 6.8	Change of Name or Jurisdiction of Borrower; Records. 42

(continued)
Page

Section 6.9	Global Note Loans. 43

ARTICLE VII	ADMINISTRATION AND SERVICING OF LOANS 43

Section 7.1	Appointment of the Servicer. 43

Section 7.2	Duties and Responsibilities of the Servicer. 43

Section 7.3	Authorization of the Servicer. 45

Section 7.4	Collection of Payments; Modifications; Reserves. 46

Section 7.5	Servicer Advances. 51

Section 7.6	Realization Upon Defaulted Loans or Charged-Off Loans. 51

Section 7.7	Optional Purchases and Sales of Transferred Loans; Releases of Transferred Loans. 51

Section 7.8	Representations and Warranties of the Servicer. 54

Section 7.9	Covenants of the Servicer. 56

Section 7.10	Payment of Certain Expenses by Servicer. 57

Section 7.11	Reports. 58

Section 7.12	Annual Statements as to Compliance. 59

Section 7.13	Limitation on Liability of the Servicer and Others. 60

Section 7.14	The Servicer Not to Resign. 61

Section 7.15	Access to Certain Documentation and Information Regarding the Loans. 61

Section 7.16	Merger or Consolidation of the Servicer. 62

Section 7.17	Identification of Records. 62

Section 7.18	Servicer Termination Events. 62

Section 7.19	Appointment of Successor Servicer. 65

Section 7.20	Exclusion of Loans. 67

Section 7.21	Determination of Certain Collateral Quality Tests. 67

Section 7.22	Collateral Quality Matrix Grid. 67

ARTICLE VIII	REVOLVING PERIOD TERMINATION EVENTS AND EVENTS OF DEFAULT 68

Section 8.1	Revolving Period Termination Events. 68

Section 8.2	Events of Default. 68

ARTICLE IX	INDEMNIFICATION 71

Section 9.1	Indemnities by the Borrower. 71

Section 9.2	Indemnities by the Servicer. 74

Section 9.3	Control of Actions. 75

ARTICLE X	THE AGENTS 77

Section 10.1	Authorization and Action. 77

Section 10.2	Delegation of Duties. 78

Section 10.3	Exculpatory Provisions. 78

Section 10.4	Reliance. 78

Section 10.5	Non-Reliance on Facility Agent and Other Lenders. 79

Section 10.6	Reimbursement and Indemnification. 79

{B2297203; 11}    (ii)

(continued)
Page

Section 10.7	Agent in its Individual Capacity. 80

Section 10.8	Successor Agents. 80

ARTICLE XI	ASSIGNMENTS; PARTICIPATIONS 81

Section 11.1	Assignments and Participations. 81

ARTICLE XII	MISCELLANEOUS 84

Section 12.1	Amendments and Waivers. 84

Section 12.2	Notices, Etc. 85

Section 12.3	No Waiver, Rights and Remedies. 85

Section 12.4	Binding Effect. 86

Section 12.5	Term of this Agreement. 86

Section 12.6	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. 86

Section 12.7	WAIVER OF JURY TRIAL. 86

Section 12.8	Costs, Expenses and Taxes. 87

Section 12.9	No Proceedings. 87

Section 12.10	Recourse Against Certain Parties. 88

Section 12.11	Protection of Security Interest; Appointment of Facility Agent as Attorney-in-Fact. 89

Section 12.12	Confidentiality. 89

Section 12.13	Execution in Counterparts; Severability; Integration. 91

Section 12.14	Special Provisions Applicable to Conduit Lenders. 91

Section 12.15	Waiver of Consequential Damages. 91

Section 12.16	No Fiduciary Duty. 92

Section 12.17	USA PATRIOT Act Notice. 92

Section 12.18	Certain Consent and Acknowledgments. 93

Section 12.19	Certain Volcker Rule Matters. 93

Section 12.20	Acknowledgment and Consent to Bail-In of EEA Financial Institutions. 93

{B2297203; 11}    (iii)

EXHIBITS

EXHIBIT A-1	Form of Borrower Notice (Advances)
EXHIBIT A-2	Form of Borrower Notice (Facility Amount Reductions)
EXHIBIT A-3	Form of Borrower Notice (Prepayments)
EXHIBIT B	Form of Note
EXHIBIT C-1	Form of Assignment and Acceptance
EXHIBIT C-2	Form of Joinder Agreement
EXHIBIT C-3	Form of Commitment Increase Agreement
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Servicer’s Certificate
EXHIBIT F	Form of Assignment of Mortgage
EXHIBIT G	Form of Account Control Agreement
EXHIBIT H-1	Form of Purchase of Transferred Loan Agreement
EXHIBIT H-2	Form of Sale of Transferred Loan Agreement
EXHIBIT I	Form of Independent Accountant Report

ANNEXES

ANNEX I	Definitions
ANNEX II	Industry Classifications
ANNEX III	Diversity Score Table
ANNEX IV	Collateral Quality Matrix
ANNEX V	Recovery Rate Matrix
ANNEX VI	Certain Representations and Warranties

SCHEDULES

SCHEDULE I	Loan List
SCHEDULE II	Additional Servicer Data Deliveries

THIS SIXTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT is made as of August 1, 2018, among PROSPECT CAPITAL FUNDING LLC, a Delaware limited liability company, as borrower (the “Borrower”), PROSPECT CAPITAL CORPORATION, a Maryland corporation, as servicer (in such capacity, the “Servicer”), each financial institution or other entity from time to time party hereto as a “Lender,” each financial institution or other entity from time to time party hereto acting in its capacity as managing agent for a Lender Group hereunder (each such party, together with its respective successors in such capacity, a “Managing Agent”), U.S. BANK NATIONAL ASSOCIATION, in its capacities as calculation agent for the Lenders (in such capacity, the “Calculation Agent”), paying agent for the Lenders (in such capacity, the “Paying Agent”) and documentation agent for the Lenders (in such capacity, the “Documentation Agent”), and KEYBANK NATIONAL ASSOCIATION, in its capacity as facility agent for the Lenders (in such capacity, the “Facility Agent”). KEYBANK NATIONAL ASSOCIATION, in its capacities as Syndication Agent (in such capacity, the “Syndication Agent”), Structuring Agent (in such capacity, the “Structuring Agent”), Sole Lead Arranger (in such capacity, the “Sole Lead Arranger”) and Sole Bookrunner (in such capacity, the “Sole Bookrunner”), is also a party hereto in such capacities to the extent provided herein.
WHEREAS, certain of the parties hereto are party to the Fifth Amended and Restated Loan and Servicing Agreement, dated as of August 29, 2014, as heretofore amended and supplemented (the “Existing Loan and Servicing Agreement”); and
WHEREAS, the parties hereto have agreed to certain amendments to the Existing Loan and Servicing Agreement and to restate the Existing Loan and Servicing Agreement, as so amended.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Loan and Servicing Agreement is hereby further amended and restated to read in its entirety as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Certain Defined Terms.
Certain capitalized terms used throughout this Agreement are defined above or in Annex I hereto.
Section 1.2    Other Terms.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
Section 1.3    Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
Section 1.4    Interpretation.
In each Transaction Document, unless a contrary intention appears:
(a)    the singular number includes the plural number and vice versa;
(b)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Document;
(c)    reference to any gender includes each other gender;
(d)    the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(e)    reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and
(f)    reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.
ARTICLE II

ADVANCES
Section 2.1    Advances.
(a)    On the terms and conditions hereinafter set forth, the Borrower may, by delivery of a Funding Request to the Documentation Agent from time to time on any Business Day during the Revolving Period, at the Borrower’s option, request that the Lenders make advances (each, an “Advance”) to it in an amount which, at any time, shall not exceed the Availability in effect on the related Funding Date and shall be in an amount equal to $2,000,000 or an integral multiple of $100,000 in excess thereof. The Documentation Agent shall promptly provide a copy of such Funding Request to the Facility Agent and each Managing Agent, and each Managing Agent, upon receipt thereof, shall provide a copy thereof to each Lender in its Lender Group.

{B2297203; 11}    - 2 -

(b)    A Funding Request shall be delivered to the Documentation Agent not later than 10:00 a.m. (New York City time) on the Business Day prior to the requested Funding Date. Notwithstanding anything contained in this Section 2.1 or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to make a share of any Advance in an amount that would result in the aggregate Advances then funded by such Committed Lender exceeding its Commitment then in effect, and no Conduit Lender which is not a Committed Lender shall be obligated to make a share of any Advance in an amount that would result in the aggregate Advances then funded by such Conduit Lender exceeding its Maximum Advance Amount then in effect.
(c)    Each Funding Request shall contain the information specified in the form of Funding Request contained in Exhibit A‑1 hereto. A Funding Request for Advances shall be irrevocable when delivered, except that to the extent a Funding Request relates to Advances which are designated in the related Funding Request to be applied to fund one or more Pre-Positioned Loans, such Funding Request may be amended or revoked by the Borrower by notice to the Documentation Agent not later than 3:00 p.m. (New York City time) on the Business Day immediately preceding the Funding Date. The Documentation Agent shall promptly provide a copy of any such notice to the Facility Agent, the Collateral Custodian and each Managing Agent, and each Managing Agent, upon receipt thereof, shall promptly provide a copy thereof to each Lender in its Lender Group. No more than ten Funding Dates may be designated in any calendar month, and not more than three Funding Dates may be designated in any calendar week, in each case, unless consented to by the Facility Agent.
(d)    On the Funding Date with respect to an Advance following (and subject to) prompt notice from the Documentation Agent to the Facility Agent, each Managing Agent and each Lender concerning the satisfaction of the applicable conditions set forth in Section 2.2 and Article III, (i) each Conduit Lender which is not a Committed Lender may make a portion of such Advance to the Borrower in an amount equal to its Funding Percentage of such Advance, and (ii) each Committed Lender, severally, agrees to make a portion of such Advance to the Borrower in an amount equal to its Funding Percentage of such Advance. Such Advance shall be made by the applicable Lenders by wire transfer of same day funds to the account specified in the relevant Funding Request in accordance with Section 2.1(c) no later than 3:00 p.m. (New York City time) on the applicable Funding Date.
(e)    Each Conduit Lender which is not a Committed Lender shall notify the Managing Agent for its Lender Group by 1:00 p.m. (New York City time) on the applicable Funding Date whether it has elected to make its full pro rata share of an Advance pursuant to Section 2.1(d). In the event that a Conduit Lender shall fail to timely provide such notice, such Conduit Lender shall be deemed to have elected not to make any portion of such Advance. Such Managing Agent shall notify each Committed Lender in its Lender Group on or prior to 1:30 p.m. (New York City time) on the applicable Funding Date if such Conduit Lender has elected not to make its share of an Advance equal to its Funding Percentage of the requested Borrowing, which notice shall specify (i) the identity of such Conduit Lender, (ii) the portion of the Advance which such Conduit Lender has elected not to make, and (iii) the respective Liquidity Percentages of such Committed Lenders on such Funding Date (as determined by such Managing Agent in good faith; for purposes of such determination, such Managing Agent shall be entitled to rely conclusively on the most recent

{B2297203; 11}    - 3 -

information provided by such Conduit Lender or its agent or by the agent for its Support Parties). Subject to receiving such notice and to the satisfaction of the applicable conditions set forth in Section 2.2 and Article III, each of the Committed Lenders in such Lender Group shall make an Advance in an amount equal to its Liquidity Percentage multiplied by the amount of each Advance which any Conduit Lender in such Lender Group has elected not to make at or before 3:00 p.m. (New York City time), on the applicable Funding Date and otherwise in accordance with Section 2.1(d).
(f)    In the event that notwithstanding the fulfilment of the applicable conditions set forth in Section 2.2 and Article III with respect to an Advance, a Conduit Lender which is not a Committed Lender elects to make a share of an Advance on a Funding Date by providing the notice required pursuant to Section 2.1(e) but fails to make the proceeds of such Advance available to the Borrower by 2:00 p.m. on such Funding Date pursuant to Section 2.1(d), such Conduit Lender shall be deemed to have rescinded its election to make such share of such Advance, and neither the Borrower nor any other party shall have any claim against such Conduit Lender by reason of its failure to timely make such Advance. In any such case, the Managing Agent for such Conduit Lender’s Lender Group shall give notice of such failure to each Committed Lender in such Lender Group, to the Documentation Agent, the Facility Agent and the Borrower not later than 2:15 p.m. (New York City time), on the Funding Date, which notice shall specify (i) the identity of such Conduit Lender, (ii) the amount of such Advance which it elected, but failed, to make, and (iii) the respective Liquidity Percentages of each of such Committed Lenders on such Funding Date (as determined by such Managing Agent in good faith; for purposes of such determination, such Managing Agent shall be entitled to rely conclusively on the most recent information provided by such Conduit Lender or its agent or by the agent for its Support Parties). Subject to receiving such notice, each Committed Lender in such Lender Group shall make an Advance in an amount equal to its Liquidity Percentage multiplied by each Advance which any Conduit Lender in such Lender Group has been deemed to have rescinded its election to fund at or before 3:00 p.m. (New York City time), on such Funding Date and otherwise in accordance with Section 2.1(d).
(g)    The obligation of each Committed Lender to remit its share (if any) of Advances hereunder shall be several from that of each other Lender, and the failure of any Lender to so make any such amount available to the Borrower shall not relieve any other Lender which is a Committed Lender of its obligation hereunder.
Section 2.2    Procedures for Advances; Delivery of Loan Documents.
(a)    It shall be a condition precedent to any Advance (other than an Advance designed to fund Pre-Positioned Loans) that each of the delivery requirements set forth in Section 2(a) of the Custody Agreement shall have been satisfied with respect to any Eligible Loan (other than Pre-Positioned Loans) first included in the Collateral since the date of the prior Advance. No later than 1:00 p.m. (New York City time) on the Funding Date, the Collateral Custodian shall have delivered to the Facility Agent, the Managing Agents and the Documentation Agent with respect to each Loan a Custodian Certification substantially in the form of Exhibit A‑1 to the Custody Agreement, which shall not be subject to exceptions stated in a related Custodian Exceptions Report.

{B2297203; 11}    - 4 -

(b)    It shall be a condition precedent to any Advance designed to fund Pre-Positioned Loans that each of the delivery requirements set forth in Section 2(b) of the Custody Agreement that are required to have been satisfied on or prior to the related Funding Date shall have been satisfied with respect to each such Pre-Positioned Loan. No later than 1:00 p.m. (New York City time) on the Funding Date, the Collateral Custodian shall have delivered to the Facility Agent, the Managing Agents and the Documentation Agent with respect to each such Pre-Positioned Loan a Custodian Certification substantially in the form of Exhibit A‑2 to the Custody Agreement, which shall not be subject to exceptions stated in the Custodian Exceptions Report (other than with respect to the delivery of items in the related Loan File which are not required to be delivered on or prior to the Funding Date in accordance with Section 2(b)(v) or 2(b)(vii) of the Custody Agreement).
(c)    The parties acknowledge and agree that deliveries of the foregoing documents, instruments and certificates made by the Originator to the Facility Agent, the Documentation Agent or the Collateral Custodian pursuant to the Purchase Agreement or the Custody Agreement shall be deemed to have been delivered by or on behalf of the Borrower for purposes of this Agreement.
Section 2.3    Prepayments.
(a)    At any time during the Revolving Period other than a Payment Date, the Borrower may prepay, in accordance with this Section 2.3, all or any portion of the Outstanding Borrowings. Any such prepayment shall be made to the Paying Agent for payment on a pro rata and pari passu basis to the Lenders. The Servicer shall have discretion to determine whether any such repayment is paid from available Interest Collections and/or Principal Collections. The amount of any prepayment shall include any accrued and unpaid Interest on the amount prepaid and any Breakage Costs related thereto. Any partial prepayment by the Borrower of Advances pursuant to this Section 2.3 shall be in a minimum amount of $2,000,000 and integral multiples of $100,000 in excess thereof or, in any case if less, the then Outstanding Borrowings. Any amount prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period.
(b)    Any prepayment shall be in an amount not to exceed the excess, if any, of (i) the aggregate amount in and available from the Collection Account (including the proceeds of any permitted Servicer Advances theretofore made) over (ii) 150% of the aggregate amount necessary on the following Payment Date, in the good faith estimation of the Servicer, to make the required payments under the Priority of Payments (after giving effect to any prepayments under this Section 2.3).
(c)    In conjunction with any prepayment, the Borrower shall deliver to the Documentation Agent a Borrower Notice substantially in the form of Exhibit A‑3 at least two (2) Business Days prior to the date of such repayment (or, in each case, such later time as each Lender, in its sole discretion, may agree), specifying the date and amount of the prepayment, a written statement of the amounts estimated by the Servicer to be necessary to make the required payments under the Priority of Payments under Section 2.3(b) and certifying that, following such prepayment, the Borrower will be in compliance with the terms of this Agreement. Upon receipt of any such Borrower Notice, the Documentation Agent shall promptly forward a copy thereof to the Facility

{B2297203; 11}    - 5 -

Agent, the Collateral Custodian, each Managing Agent and Lender. The amount set forth in any such Borrower Notice shall be due and payable on the date specified therein. A Borrower Notice relating to any such prepayment shall be irrevocable when delivered.
Section 2.4    Principal Repayments.
The Outstanding Borrowings shall be due and payable on the Maturity Date. In addition, Outstanding Borrowings shall be repaid on each Payment Date in accordance with the Priority of Payments, and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Revolving Period.
Section 2.5    The Notes.
(a)    The Advances made by any Lender hereunder shall, at the request of such Lender, be evidenced by a duly executed promissory note of the Borrower payable to such Lender in substantially the form of Exhibit B hereto or in substantially the form of any promissory note as permitted prior to the Sixth Restatement Effective Date (collectively, the “Notes”). Any Note issued to a Lender on or after the Sixth Restatement Effective Date shall be dated the Sixth Restatement Effective Date or such later date on which such Person becomes a Lender hereunder. All Notes shall be in a maximum principal amount equal to such Lender’s Commitment or Maximum Advance Amount (as applicable) and shall otherwise be duly completed. Thereafter, the Advances evidenced by a Note and interest thereon shall at all times (including after assignment permitted pursuant to Article XI) be represented by one or more Notes payable to the payee named therein and its registered assigns.
(b)    Each Lender is hereby authorized to enter on a schedule attached to the Note as to which it is the payee the following notations (which may be computer generated) with respect to each Advance made by such Lender:  (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of a Lender to obtain a Note or to make any such notation on the schedule attached to an applicable Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.
Section 2.6    Interest Payments.
(a)    Interest shall accrue on the unpaid principal amount of each Advance for each day during the period commencing on and including the Funding Date of such Advance until but excluding the date that such Advance shall be paid in full at the applicable Interest Rate for such day. Interest on the Outstanding Borrowings shall be payable on each Payment Date in accordance with the Priority of Payments or as otherwise required pursuant to Section 2.3.
(b)    If any Lender shall notify the Documentation Agent and the Calculation Agent that a Eurodollar Disruption Event has occurred, the (i) Documentation Agent shall promptly notify the Servicer and Borrower and (ii) the Calculation Agent shall in turn so notify the Borrower, whereupon all Advances of such Lender in respect of which Interest accrues at the LIBO Rate shall

{B2297203; 11}    - 6 -

immediately be converted into Advances in respect of which Interest accrues based on the Alternate Base Rate (but shall on the next Payment Date revert to accruing Interest based on the LIBO Rate upon such Lender’s prompt notice to the Documentation Agent and the Calculation Agent that such Eurodollar Disruption Event shall no longer be continuing, which notice the Calculation Agent shall forward to the Borrower). The Facility Agent shall notify the Calculation Agent and the Borrower of the occurrence of any other date on which Interest on Advances commences to accrue based on the Alternate Base Rate rather than the LIBO Rate as herein provided.
(c)    Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement and the other Transaction Documents exceeds the highest rate of interest permissible under Applicable Law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement and the other Transaction Documents shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Agreement and the other Transaction Documents is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and the other Transaction Documents at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had Applicable Law not limited the interest rate payable under this Agreement and the other Transaction Documents. In no event shall the total interest received by a Lender under this Agreement and the other Transaction Documents exceed the amount that such Lender could lawfully have received, had the interest due under this Agreement and the other Transaction Documents been calculated since the Closing Date at the Maximum Lawful Rate.
Section 2.7    Fees.
(a)    On each Payment Date and in accordance with the Priority of Payments, the Borrower shall pay or cause to be paid from the Collection Account to the Paying Agent, for distribution to the Lenders, the Unused Fee and such other fees and amounts payable as specified in the Lenders Fee Letter.
(b)    On each Payment Date and in accordance with the Priority of Payments, the Borrower shall pay or cause to be paid from the Collection Account the Servicing Fee, the Backup Servicing Fee, the Custodian Fee and the respective Agents Fees as specified in the Agents/Backup Servicer Fee Letter.
Section 2.8    Priority of Payments.
(a)    On each Payment Date, the Servicer on behalf of the Borrower shall direct the Paying Agent to pay to the following Persons, from the Collection Account, to the extent of (i) available funds received with respect to the related Collection Period, (including any amounts transferred on such Payment Date from the Interest Reserve Account pursuant to Section 7.4(g)(iii)), and (ii) Servicer Advances, if any, with respect to such Collection Period or the related Payment Date (the sum of such amounts described in clauses (i) and (ii) being the “Available Collections”) the following amounts and in accordance with the relevant Monthly Report, from (and, where

{B2297203; 11}    - 7 -

applicable, limited to) the following sources, in the following order of priority (the “Priority of Payments”):
(a)

From:	Priority:
First, Interest Collections, then Principal Collections
FIRST, to the payment of Taxes and governmental registration, filing and similar fees (including any deposit being made into a Tax Reserve Account in accordance with this Agreement), if any, due and owing by the Borrower;

First, Interest Collections, then Principal Collections
SECOND, (A) first, to the payment of Administrative Expenses in the order of priority that such expenses appear in the definition thereof, (B) second, to the Securities Custodian in an amount equal to any accrued and unpaid Custodian Fee and Custodian Expenses, if any, and (C) third, to the Securities Intermediary in an amount equal to any accrued and unpaid amounts then due and payable to the Securities Intermediary pursuant to the Account Control Agreement; provided that the aggregate amount paid pursuant to this clause (ii) and clause (v) below in any Annual Period shall not exceed the Annual Expense Cap;

First, Interest Collections, then Principal Collections	THIRD, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances;
First, Interest Collections, then Principal Collections
FOURTH, to the Servicer, in an amount equal to its accrued and unpaid Senior Servicing Fees (other than any such Senior Servicing Fees for any Collection Period, the payment of which has been voluntarily deferred by the Servicer) for the payment thereof;

First, Interest Collections, then Principal Collections
FIFTH, to the Backup Servicer and any Successor Servicer, as applicable, in an amount equal to any accrued and unpaid Backup Servicing Fee and, if any, accrued and unpaid Transition Costs, Backup Servicer Expenses and Successor Servicer Expenses, provided that the aggregate amount paid pursuant to this clause (v) and clause (ii) above in any Annual Period shall not exceed the Annual Expense Cap;

First, Interest Collections, then Principal Collections
SIXTH, to the Paying Agent for payment on a pro rata and pari passu basis, to each Lender in an amount equal to any accrued and unpaid Interest and Unused Fees for such Payment Date owed to such Lender for such Payment Date;

First, Interest Collections, then Principal Collections	SEVENTH, to the Interest Reserve Account until the amount on deposit therein equals the Interest Reserve Account Requirement;
First Principal Collections, then Interest Collections
EIGHTH, to the Paying Agent for payment on a pro rata and pari passu basis to each Lender in repayment of Outstanding Borrowings, to the extent necessary so that (A) each of the Borrowing Base Test, the Overcollateralization Ratio Test, the Required Equity Test and the Interest Coverage Test is satisfied and (B) the Outstanding Borrowings do not exceed the Facility Amount;

{B2297203; 11}    - 8 -

Principal Collections only
NINTH, so long as no Event of Default shall have occurred and be continuing, to the Paying Agent for payment on a pro rata and pari passu basis to each Lender in repayment of any Outstanding Borrowings until such amounts are reduced to zero;

First, Interest Collections, then Principal Collections
TENTH, following the occurrence and continuation of an Event of Default, to the Paying Agent, for payment on a pro rata and pari passu basis to each Lender in repayment of any Outstanding Borrowings until such amounts are reduced to zero;

First, Interest Collections, then Principal Collections	[reserved];
First, Interest Collections, then Principal Collections
TWELFTH, to the Paying Agent for payment on a pro rata and pari passu (based on the amount of Breakage Costs) basis to each Lender entitled thereto, the amount of Breakage Costs, if any, incurred by such Lenders in connection with any repayments of Advances occurring on any prior date which remain unpaid (as such Breakage Costs are notified to the Borrower pursuant to Section 2.11);

First, Interest Collections, then Principal Collections
THIRTEENTH, on a pro rata and pari passu basis (A) to the Paying Agent for payment to the Person entitled thereto, all other amounts then due and payable under this Agreement to the Agents, including any Agents Fees, the Lenders, the Affected Parties or Indemnified Parties, each for the payment thereof, (B) to the payment of any amounts described in clause (ii) or (v) above which remain unpaid as a result of the application of the Annual Expense Cap, (C) to the Servicer in an amount equal to any amounts then due and payable by the Borrower to the Servicer (including in respect of any legal fees and expenses of the Servicer and or any indemnities under the Transaction Documents to the extent required to be paid by the Borrower as set forth therein), other than the Subordinate Servicing Fees and other amounts described in clause (xiv) below, and (D) any other Person in respect of any other fees or expenses (including indemnities) permitted under this Agreement and the other Transaction Documents and the documents delivered pursuant to or in connection with this Agreement and the other Transaction Documents then due and payable by the Borrower; provided that following the occurrence and continuation of an Event of Default, amounts shall not be applied pursuant to clause (C) above until all amounts payable pursuant to clauses (A), (B) and (D) above shall have been paid in full;

First, Interest Collections, then Principal Collections
FOURTEENTH, to the Servicer, in an amount equal to its accrued and unpaid Subordinate Servicing Fees and any Senior Servicing Fees for any prior Collection Period (including any such Senior Servicing Fees, the payment of which was voluntarily deferred by the Servicer) which remain unpaid, for the payment thereof; and

{B2297203; 11}    - 9 -

Any remaining available funds
FIFTEENTH, the remainder thereof, for the account of the Borrower and at its direction, to or to the order of the member or members of the Borrower (as reflected in any register of members maintained by or on behalf of the Borrower).

(b)    The Calculation Agent shall determine the Interest Rate applicable to each Advance for each day during each Accrual Period (including the LIBO Rate or Alternate Base Rate, if applicable, used in determining such Interest Rate). Not later than the Business Day preceding the Reporting Date relating to an Accrual Period, the Calculation Agent shall provide a written statement to the Borrower, the Servicer, the Documentation Agent, the Facility Agent and each Managing Agent, together with any supporting documentation or calculations (including such additional information as the Borrower, the Servicer, the Facility Agent or any Managing Agent may reasonably request), setting forth the Interest Rate applicable to each Advance for each day during each Accrual Period, the LIBO Rate (if used in determining such Interest Rate) and the Alternate Base Rate (if used in determining such Interest Rate) applicable to such Accrual Period.
(c)    Not later than the Reporting Date relating to each Payment Date, the Documentation Agent shall provide a written notice or other statement to the Borrower and the Servicer, with a copy to the Facility Agent, the Paying Agent and each Managing Agent, stating (A) the amount of Interest, Unused Fees, Agents Fees, Breakage Costs and other Obligations that are due and payable to any Agent, Lender or other Secured Party on such Payment Date and (B) the amount of the Servicing Fee, the Backup Servicing Fee and the Custodian Fee that are due and payable to any Agent, Lender or other Secured Party on such Payment Date.
(d)    Funds may only be withdrawn from the Collection Account on dates other than Payment Dates for the payment of (w) Taxes and governmental registration, filing and similar fees, if any, then due and owing by the Borrower and which would otherwise be paid on the next following Payment Date pursuant to clause (i) of Section 2.8(a), (x) Administrative Expenses due and owing by the Borrower and which would otherwise be paid on the next following Payment Date pursuant to clause (ii) of Section 2.8(a) (and subject, together with other payments pursuant to this clause (x) or pursuant to clause (ii) of Section 2.8(a), to the Annual Expense Cap), (y) prepayments permitted pursuant to Section 2.3 and (z) payment of fees on the Sixth Restatement Effective Date as contemplated by Section 3.1(b), provided that, with respect to this clause (z), in the good faith estimation of the Servicer, the aggregate amount available in the Collection Account (after giving effect to any payments under this Section 2.8(d)) is sufficient to make the required payments under the Priority of Payments on the following Payment Date. In addition, on the date of any purchase of a Transferred Loan by the Servicer pursuant to Section 7.7(a) or (b), any sale of a Transferred Loan by the Borrower pursuant to Section 7.7(c) or any purchase of any Transferred Loan by the Originator pursuant to Section 7.1 of the Purchase Agreement, the Borrower may withdraw from the Collection Account an amount up to the applicable Release Price, the Optional Purchase Price or the Third Party Purchase Price, as the case may be, to the extent of the amount deposited into the Collection Account in respect thereof; provided that (i) after giving effect to such withdrawal, there shall exist no Revolving Period Termination Event or Unmatured Termination Event and each of the Borrowing Base Test, the Overcollateralization Ratio Test, the Required Equity Test and the Interest Coverage Test is and remains satisfied and (ii) in the good faith estimation

{B2297203; 11}    - 10 -

of the Servicer, the aggregate amount available in the Collection Account (after giving effect to such withdrawal and to payments under the first sentence of this Section 2.8(d) on such day) is sufficient to make the required payments under the Priority of Payments on the following Payment Date. Any withdrawals permitted pursuant to this Section 2.8(d) shall be made at the direction of the Servicer, on behalf of the Borrower, delivered to the Paying Agent. Delivery of any such direction by the Servicer, on behalf of the Borrower, to the Paying Agent shall constitute a certification by the Servicer, on behalf of the Borrower, that such withdrawal is permitted under the terms of this Agreement.
(e)    Notwithstanding anything to the contrary herein, on the Sixth Restatement Effective Date the Servicer, on behalf of the Borrower, shall direct the Paying Agent to pay from the Collection Account to (i) each Lender having Advances which are being repaid on such date pursuant to Section 2.16 an amount equal to the accrued and unpaid Interest on such Advances through such date and the accrued and unpaid portion of Facility Fees calculated by reference to such Advances through such date and (ii) each Person that is ceasing to be a Lender on such date an amount equal to all accrued and unpaid Interest on its outstanding Advances and all accrued and unpaid Facility Fees through such date, in each case in full payment thereof and such payment to each such Lender or such other Person being limited to its pro rata share of amounts on deposit in the Collection Account. For purposes of this Section 2.8(e), the terms “Interest” and “Facility Fees” have the respective meanings assigned to them in this Agreement as in effect immediately prior to the Sixth Restatement Effective Date.
Section 2.9    Collections and Allocations.
The Borrower or the Servicer on behalf of the Borrower shall promptly (but in no event later than the Business Day after the receipt thereof) identify any Collections received by it as being on account of Interest Collections or Principal Collections and remit all such Interest Collections or Principal Collections received directly by it to the Paying Agent for deposit into the Collection Account. The Servicer on behalf of the Borrower shall make such deposits or payments on the date indicated by wire transfer, in immediately available funds.
Section 2.10    Payments, Computations, Etc.
(a)    Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer on behalf of the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due in lawful money of the United States in immediately available funds. The Borrower shall, to the extent permitted by law and, in accordance with the Priority of Payments, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder (including payments that are deferred in accordance with the Priority of Payments by reason of insufficient Available Collections) at the rate per annum set forth in the Lenders Fee Letter, payable on demand; provided, however, that such interest rate shall not at any time exceed the Maximum Lawful Rate. All computations of interest and all computations of the Interest Rate and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; provided that any computations of the Interest Rate using the Prime Rate shall be made on the basis of a year of 365 days (or, in the case of an accrual period which

{B2297203; 11}    - 11 -

occurs in a leap year, 366 days) for the actual number of days (including the first but excluding the last day) elapsed.
(b)    Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in the computation of Interest, other interest or any fee payable hereunder, as the case may be; provided, however, that if the preceding extension results in a Payment Date in respect of any Accrual Period occurring later than otherwise scheduled, Interest in respect of the following Accrual Period shall not begin to accrue until the date to which such Payment Date is extended.
(c)    All payments hereunder shall be made in accordance with the Priority of Payments and without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement (after withholding for or on account of any Taxes).
(d)    The Paying Agent shall distribute funds received by it for the account of other Persons entitled thereto (including such Paying Agent for its own account) as promptly as practicable after such receipt and in any event on the same Business Day on which such funds are received, if such receipt occurs no later than 3:00 p.m. (New York City time), and otherwise on the next succeeding Business Day, in accordance (where applicable) with the Priority of Payments.
(e)    Neither the Borrower nor the Servicer shall be accountable or liable for any use or application of any amounts paid to the Paying Agent or any Lender in accordance with the Transaction Documents.
Section 2.11    Breakage Costs.
The Borrower shall pay, in accordance with the Priority of Payments, to the Paying Agent, for payment to any applicable Lender upon the request of any Lender or Managing Agent on each date on which a prepayment is made in accordance with the Priority of Payments, such amount or amounts as shall, without duplication, compensate such Lender for any loss, cost or expense (excluding administrative costs) (the “Breakage Costs”) incurred by such Lender (as reasonably documented by such Lender and delivered to the Borrower) as a result of (i) any prepayment of an Advance, other than an Advance which bears interest based on the Alternate Base Rate, on a date other than a Payment Date, (ii) any failure to repay or prepay an Advance on a Payment Date that (x) is required to be paid or (y) the Borrower has elected to prepay on such Payment Date, or (iii) any failure on the part of the Borrower to accept or take an Advance as to which a Funding Request shall have been delivered to be made on the Funding Date specified in such Funding Request for any reason, including the Borrower’s failure to satisfy the conditions to the making of such Advance set forth in Section 2.1 or 2.2 or Article III, but excluding (A) a default by any Lender in making its share of such Advance when required under the terms and conditions of this Agreement and (B) a failure of an Advance (or the applicable portion thereof) designated to fund one or more Pre-Positioned Loans to be made on the Funding Date specified in the applicable Funding Request to the extent such Funding Request shall have been amended or revoked in accordance with Section 2.1(c) by no later than 5:00 p.m. on the second Business Day immediately

{B2297203; 11}    - 12 -

preceding the Funding Date. Such Breakage Costs to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Advance had such event not occurred, at the Interest Rate that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Accrual Period (or, in the case of a failure to borrow, for the period that would have been the initial Accrual Period for such Advance), over (ii) the amount of Interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market (whether or not any Advances by such Lender are in fact funded in the eurodollar market). The determination by any Lender of the amount of any such Breakage Costs shall be set forth in a written notice to the Borrower, the Servicer and the Documentation Agent delivered by the applicable Lender prior to the date of such prepayment in the case where notice of such prepayment is delivered to such Lender in accordance with Section 2.3 or within two (2) Business Days following such prepayment in the case where no such notice is delivered (in which case, Breakage Costs shall include interest thereon from the date of such prepayment), or in the case of a failure of an Advance to be made, within two (2) Business Days following the stated Funding Date for such Advance (in which case, Breakage Costs shall include interest thereon from such stated Funding Date), and shall be conclusive absent manifest error.
Section 2.12    Increased Costs; Capital Adequacy.
(a)    If after the date hereof, any Affected Party shall be charged any fee, expense or increased cost on account of the adoption of any Applicable Law (including any Applicable Law regarding capital adequacy or liquidity), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by any Governmental Authority, the Financial Accounting Standards Board, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”): (i) that subjects any Affected Party to any charge or withholding on or with respect to any Transaction Document or an Affected Party’s obligations under a Transaction Document, or on or with respect to the Advances, or changes the basis of taxation of payments to any Affected Party of any amounts payable under any Transaction Document (except for changes in the rate of tax on the overall net income of an Affected Party or taxes excluded by Section 2.13) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of an Affected Party, or credit extended by an Affected Party pursuant to a Transaction Document or (iii) that imposes any other condition the result of which is to increase the cost to an Affected Party of performing its obligations under a Transaction Document, or to reduce the rate of return on an Affected Party’s capital as a consequence of its obligations under a Transaction Document, or to reduce the amount of any sum received or receivable by an Affected Party under a Transaction Document or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Lender (on behalf of the relevant Affected Party) or an Agent to the Borrower, with a copy to the Servicer, the Documentation Agent and the applicable Managing Agent, the Borrower shall pay, in accordance with the Priority of Payments, to the Paying Agent, for payment

{B2297203; 11}    - 13 -

to any applicable Lenders for the benefit of the relevant Affected Party or to the applicable Agent, as the case may be, such amounts charged to such Affected Party or such amounts to otherwise compensate such Affected Party for such increased cost or such reduction. For the avoidance of doubt, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all Applicable Laws, principles, interpretations, administrations, requests or directives promulgated thereunder and (B) all Applicable Laws, principles, interpretations, administrations, requests or directives promulgated by the Bank for International Settlements, Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign Governmental Authorities or central banks or comparable agencies, in each case pursuant to Basel III, are deemed to have been adopted or changed after the date hereof, regardless of the date the same were adopted or changed.
(b)    If as a result of any event or circumstance similar to those described in Section 2.12(a), an Affected Party is required to compensate a Funding Source or Support Provider in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the next Payment Date after demand by the relevant Lender, on behalf of such Affected Party, the Borrower shall pay, in accordance with the Priority of Payments, for payment to any applicable Lender for the benefit of the relevant Affected Party, such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it.
(c)    In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower, with a copy to the Documentation Agent and the Servicer, a certificate as to such additional or increased cost or reduction, which certificate shall calculate in reasonable detail any such cost or reduction and shall be conclusive absent demonstrable error.
Section 2.13    Taxes.
(a)    All payments made by the Borrower in respect of any Advance and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by Applicable Law. In such event, the Borrower shall pay, in accordance with the Priority of Payments, to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to each Lender or Agent (as the case may be) will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement, after deduction or withholding for or on account of any Taxes (including any Taxes on such increase), is equal to the amount that would have been paid had no such deduction or withholding been deducted or withheld; provided that the foregoing obligation to pay Additional Amounts will not apply to, and the term “Additional Amount” shall not include, net income or franchise taxes imposed on a Lender or Agent, respectively, with respect to payments required to be made by the Borrower or the Servicer on behalf of the Borrower under this Agreement, by a taxing jurisdiction in which such Lender or Agent is organized, conducts business or is paying taxes as of the Closing Date (as the case may be). If a Lender or Agent pays any Taxes in respect of which the Borrower is obligated to pay Additional Amounts under this Section 2.13(a), the Borrower shall promptly reimburse such Lender or Agent in full.

{B2297203; 11}    - 14 -

(b)    The Borrower will indemnify each Lender and Agent, in accordance with the Priority of Payments, for the full amount of Taxes in respect of which the Borrower is required to pay Additional Amounts (including any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that such Lender or Agent, as appropriate, making a demand for indemnity payment, shall provide the Borrower, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a Responsible Officer of such Lender or Agent stating or otherwise evidencing that such Lender or Agent has made payment of such Taxes and will promptly provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date such Lender or Agent (as the case may be) makes written demand therefor by notice to the Borrower and the Servicer, with a copy to the Documentation Agent.
(c)    Within 30 days after the date of any payment by the Borrower of any Taxes, the Borrower will furnish to the applicable Agent or Lender at its address specified in Section 12.2, with a copy to the Documentation Agent, appropriate evidence of payment thereof.
(d)    If an Agent or Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Agent or Lender shall, within 15 days after the date hereof, or, if later, the date on which such Agent or Lender becomes an Agent or Lender, as applicable, hereunder, and at any other time or times required under Applicable Laws or as reasonably requested by the Borrower, the Servicer, the Collateral Custodian, any Managing Agent, the Paying Agent or the Facility Agent, deliver to the Borrower, the Collateral Custodian, the applicable Managing Agent and the Paying Agent (i) two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W‑8ECI, Form W‑8IMY or Form W‑8BEN (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws), as appropriate, to permit the Borrower, the Collateral Custodian, such Managing Agent and the Paying Agent, as applicable, to make payments hereunder for the account of such Agent or Lender, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.13(d), two copies (or such other number as may from time to time be prescribed by Applicable Laws) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws to permit the Borrower, the Collateral Custodian, such Managing Agent and the Paying Agent, as applicable, to make payments hereunder for the account of such Agent or Lender, without deduction or withholding of United States federal income or similar Taxes.
(e)    For any period with respect to which an Agent or Lender has failed to provide the Borrower, the Collateral Custodian, a Managing Agent or the Paying Agent, as applicable, with the appropriate form, certificate or statement described in Section 2.13(d) (other than if such failure is due to a change in law occurring after the date of this Agreement), such Agent or Lender, as the case may be, shall not be entitled to indemnification under Section 2.13(a) or 2.13(b) with respect to any Taxes.

{B2297203; 11}    - 15 -

(f)    If, in connection with a Support Agreement, a Conduit Lender is required to compensate a Support Provider in respect of Taxes under circumstances similar to those described in this section, then on the Payment Date after demand made at least ten days prior to such Payment Date by such Conduit Lender, the Borrower shall pay, in accordance with the Priority of Payments, to the Paying Agent, for payment to the applicable Conduit Lender, such additional amount or amounts as may be necessary to reimburse such Conduit Lender for any amounts paid by it.
Section 2.14    Mitigation Obligations; Replacement of Lenders.
(a)    If (i) a Lender requests compensation under Section 2.12, (ii) the Borrower is required to pay any additional amount to a Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 in accordance with the Priority of Payments, (iii) a Lender makes a demand pursuant to Section 2.13 or (iv) an Affected Party is required to compensate a Funding Source or Support Provider in respect of any such occurrence, then such Lender or other Affected Party shall, or shall cause such Funding Source or Support Provider to, use reasonable efforts to designate a different lending office (if such Lender, Affected Party, Funding Source or Support Provider has multiple lending offices) for funding and booking its Advances hereunder or to assign it rights and obligation hereunder to any other of its offices, branches or affiliates (if such Lender, Affected Party, Funding Source or Support Provider has multiple offices, branches or lending affiliates, as applicable), if, in the reasonable judgment of such Lender or Affected Party, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.13, as the case may be, in the future, or eliminate the need for any notice pursuant to Section 2.12, as applicable, and (B) in each case, would not subject such Lender, Affected Party, Funding Source or Support Provider to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, Affected Party, Funding Source or Support Provider. The Borrower hereby agrees to pay, in accordance with the Priority of Payments, all reasonable costs and expenses incurred by any Lender or Affected Party in connection any such designation or assignment.
(b)    If (i) (A) a Lender requests compensation under Section 2.12, (B) the Borrower is required to pay any additional amount to a Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 in accordance with the Priority of Payments, or (C) an Affected Party is required to compensate a Funding Source or Support Provider in respect of any such occurrence, and the amount of such compensation or additional amounts, as applicable, is materially in excess (on a basis proportional to outstanding Advances or Commitments, as applicable) of the amounts payable to other Lenders or Affected Parties, as applicable, or (ii) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto or an Affected Party, as the case may be, then the Borrower may, at its sole expense and effort, upon notice to such Lender or Affected Party, as the case may be, and the Facility Agent, require (x) such Lender or the Lender to which such Affected Party relates, as applicable, if consented to by all others Lenders and the Managing Agent in such Lender’s Lender Group or (y) if not so consented, all Lenders and the Managing Agent in such Lender Group, to, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XI), all and not less than all of its or their interests, rights and obligations under this Agreement and the other Transaction Documents to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such other Lender accepts such

{B2297203; 11}    - 16 -

assignment); provided that: (x) each assigning Lender shall have received payment of an amount equal to all of its Advances outstanding, accrued Interest thereon, accrued fees and all other amounts payable to it and its Affected Parties hereunder and under the other Transaction Documents through (but excluding) the date of such assignment from the assignee (to the extent of such Advances outstanding, accrued Interest thereon and accrued fees) or the Borrower (in the case of all other amounts), (y) in the case of any such assignment resulting from a claim for compensation or additional amounts under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation, additional amounts or payments thereafter and (z) such assignment does not conflict with Applicable Law. A Lender or other Affected Party shall not be required to make, or cause to be made, any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or Affected Party or otherwise the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.15    Changes in Facility Amount.
(a)    On any date prior to the Revolving Period Termination Date, the Borrower may request an increase in the Facility Amount, to an amount not exceeding the Maximum Facility Amount, through an increase in like amount of the aggregate Commitments (a “Facility Increase”). Such request shall be made by notice to the Documentation Agent, shall identify the Lenders agreeing to increase their Commitments or additional Persons agreeing to become additional Lenders and shall specify, for each such Lender or other Person, the identity thereof and the amount of its proposed Commitment. The Documentation Agent shall promptly provide a copy of any such notice to the Facility Agent and each Managing Agent, and each Managing Agent, upon receipt thereof, shall promptly provide a copy thereof to each Lender in its Lender Group. Any Facility Increase shall be subject to satisfaction of the conditions set forth in Section 2.15(c) below, and
(i)    to the extent such Facility Increase consists of additional Persons becoming Lenders hereunder, such Facility Increase shall become effective upon the execution and delivery by the Borrower, the Servicer, the Facility Agent, each such Person and the Managing Agent for its Lender Group (and without the requirement of consent from any other Lender or Agent) of an agreement substantially in the form attached as Exhibit C‑2 hereto (a “Joinder Agreement”); and
(ii)    to the extent such Facility Increase consists of Lenders increasing their Commitments, such Facility Increase shall become effective upon the execution and delivery by the Borrower, the Servicer, the Facility Agent, each such increasing Lender and the Managing Agent for its Lender Group (and without the requirement of consent from any other Lender or Agent) of an agreement substantially in the form attached as Exhibit C‑3 hereto (a “Commitment Increase Agreement”).
(b)    Upon the effectiveness of a Joinder Agreement, each additional Person or Persons agreeing to become a Lender thereby shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agents. Promptly following the effectiveness of any Joinder Agreement or

{B2297203; 11}    - 17 -

Commitment Increase Agreement, the Facility Agent shall record the information contained therein in the Register and give prompt notice thereof to each Lender.
(c)    Each Facility Increase shall be subject to the conditions precedent that:
(i)    such Facility Increase shall have been consented to by the Facility Agent (which consent shall not be unreasonably withheld or delayed);
(ii)    unless otherwise consented to by the Facility Agent, the minimum increase in the Facility Amount shall be $5,000,000;
(iii)    after giving effect to such increase, the Facility Amount shall not exceed the Maximum Facility Amount;
(iv)    all Lenders shall have the pro rata benefit of any increased Interest margins, Unused Fees payable (directly or indirectly) for the benefit of any Lenders which are increasing or assuming new Commitments in connection with such Facility Increase;
(v)    the representations and warranties set forth in Sections 4.1 and 7.8 shall be true and correct on and as of the date of such Facility Increase, before and after giving effect thereto, as though made on and as of such date;
(vi)    no event that constitutes a Revolving Period Termination Event has occurred and is continuing or would result from such Facility Increase;
(vii)    the Borrowing Base Test shall be satisfied;
(viii)    the Overcollateralization Ratio Test shall be satisfied;
(ix)    the Required Equity Test shall be satisfied;
(x)    each Collateral Quality Test shall be satisfied;
(xi)    there shall have been no Material Adverse Change with respect to the Borrower or the Servicer since the date of the most recent Advance;
(xii)    if, as of the date of the notice from the Borrower pursuant to Section 2.15(a), any new unfunded Advances had been requested or repayments of Advances would result pursuant to Section 2.16 in connection with any Facility Increase, the Documentation Agent shall have provided to each Lender a copy of such notice required pursuant to Section 2.15(a) not less than two (2) Business Days prior to the date of such Facility Increase; and
(xiii)    the Servicer and the Borrower shall have taken such other action, including delivery of approvals, consents, opinions, documents, and instruments to the Facility Agent as it may reasonably request.

{B2297203; 11}    - 18 -

(d)    The Borrower shall be entitled at its option and without premium or penalty, at any time prior to the occurrence of a Revolving Period Termination Event, to reduce the Facility Amount in whole or in part, by delivering a Borrower Notice substantially in the form of Exhibit A‑2 to the Documentation Agent at least two (2) Business Days prior to the date of such reduction; provided that any partial reduction of the Facility Amount shall be in an amount equal to the lesser of (I) the Availability or (II) $2,000,000 and integral multiples of $100,000 in excess thereof. Upon receipt of any such Borrower Notice, the Documentation Agent shall promptly forward a copy thereof to the Facility Agent, each Managing Agent and Lender. Unless otherwise agreed by the Facility Agent and the Lenders, the Commitment of each Lender shall be reduced ratably in proportion to such reduction in the Facility Amount. Any request for a reduction or termination pursuant to this Section 2.15(d) shall be irrevocable.
Section 2.16    Reallocations.
Upon the effectiveness of the Sixth Restatement Effective Date and upon the effectiveness of any other non-pro rata Facility Increase or any reallocation of Commitments pursuant to Section 2.15, each Lender shall sell to the other Lenders (as determined by the Facility Agent), and each Lender shall purchase from the other Lenders (as so determined by the Facility Agent) an interest in the outstanding Advances, for a purchase price equal to the portion of the principal balance sold and purchased, so that, after giving effect to such sale and purchase, as nearly as practical, the aggregate Advances funded by each Lender Group are proportional to the aggregate Commitments of the Committed Lenders in the Lender Groups.
Section 2.17    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law, such Defaulting Lender’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or any other Transaction Document or to direct any action or inaction of the Facility Agent or the Documentation Agent or to be taken into account in the calculation of the Required Lenders shall be suspended at all times that such Lender remains a Defaulting Lender; provided, however, that, except as otherwise set forth in this Section 2.17, the foregoing suspension shall not empower Lenders which are not Defaulting Lenders to increase a Defaulting Lender’s Commitment, decrease the rate of interest or fees applicable to, or extend the maturity date of, such Defaulting Lender’s Advances or other Obligations owing to such Lender, in each case, without such Lender’s consent. No Commitment of any Lender shall be increased or otherwise affected and, except as otherwise expressly provided in this Section 2.17, performance by the Borrower of its obligations hereunder and under the other Transaction Documents shall not be excused or otherwise modified as a result of the operation of this Section 2.17.
(b)    To the extent that any Lender is a Defaulting Lender with respect to an Advance on any Borrowing Date, the Borrower may deliver a notice to all Lenders and Agents, specifying such Borrowing Date, the identity of the Defaulting Lender and the share of such Advance which the Defaulting Lender failed to fund, which notice shall be deemed to be an additional Borrowing Request in respect of such unfunded Advance, and each Committed Lender shall, to the

{B2297203; 11}    - 19 -

extent of its remaining unfunded Commitment and subject to the continued fulfillment of the applicable conditions set forth in Section 2.2 and Article III with respect to such Advance, fund its Funding Percentage (recomputed by excluding the Commitment of Defaulting Lenders from the Facility Amount) of such unfunded Advance by not later than 3:00 p.m. (New York City time) on the Business Day following the date of such notice. Nothing in this Section 2.17 shall be interpreted to limit the Borrower’s right to otherwise issue any Borrowing Request.
(c)    Until the Defaulting Lender Excess of a Defaulting Lender has been reduced to zero, any payment of the principal of any Outstanding Borrowings to a Defaulting Lender shall, unless the Required Lenders agree otherwise, be applied first, (i) to the pro rata share, and to the extent, of Outstanding Borrowings of the Lenders that funded any defaulted Advances pursuant to Section 2.17(b) and then (ii) to the pro rata share of all remaining Outstanding Borrowings of the Lenders that are not Defaulting Lenders. Subject to the preceding sentence, any amount paid by or on behalf of the Borrower for the account of a Defaulting Lender under this Agreement or any other Transaction Document will not be paid or distributed to such Defaulting Lender, but will instead be applied to the making of payments from time to time in the following order of priority until such Defaulting Lender has ceased to be a Defaulting Lender as provided below: first, to the funding of any portion of any Advance in respect of which such Defaulting Lender has failed to fund as required by this Agreement, as determined by the Facility Agent; second, held in a segregated subaccount of the Collection Account as cash collateral for future funding obligations of the Defaulting Lender in respect of Advances under this Agreement; and third, after the termination of the Commitments and payment in full of all Obligations, to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(d)    During any period that a Lender is a Defaulting Lender, the Borrower shall not accrue or be required to pay, and such Defaulting Lender shall not be entitled to receive, the portion of Unused Fee otherwise payable to such Defaulting Lender under this Agreement or the Transaction Documents at any time, or with respect to any period, that such Lender is a Defaulting Lender.
(e)    During any period that a Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Facility Agent, such Defaulting Lender and the other Lenders and Managing Agents, require such Defaulting Lender, at the cost and expense of the Borrower, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XI), (i) all and not less than all of its interests, rights and obligations under this Agreement and the other Transaction Documents to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such other Lender accepts such assignment) in whole or (ii) all of its interests, rights and obligations under this Agreement and the other Transaction Documents with respect to all prospective Commitments, including any unfunded Commitment as of the date of such assignment. No party hereto shall have any obligation whatsoever to initiate any such complete or partial replacement or to assist in finding an assignee. In connection with any such complete or partial assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance. No such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, (A) to the extent that the assignee is

{B2297203; 11}    - 20 -

assuming the interests, rights and obligations of the Defaulting Lender, the parties to the assignment shall make such additional payments in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Facility Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) the full pro rata share of all Advances held by such Defaulted Lender or members of such Defaulting Lender Group, as applicable, (B) to the extent that the assignee is assuming the interests, rights and obligations of the Defaulting Lender, such Defaulting Lender or members of such Defaulting Lender Group, as applicable, shall have received payment of an amount equal to all of its Advances outstanding, accrued Interest thereon, accrued fees (subject to Section 2.17(d)) and all other amounts, including any Breakage Costs, payable to it and its Affected Parties hereunder and under the other Transaction Documents through (but excluding) the date of such assignment from the assignee or the Borrower, and (C) such assignment does not conflict with Applicable Law. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this Section 2.17(e), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(f)    In addition to any rights under Section 2.14(b), during any period that a Lender is a Defaulting Lender, the Borrower may (with the consent of the Facility Agent), by giving notice to such Defaulting Lender, its Managing Agent, the Facility Agent and the Documentation Agent, terminate in full the Commitments of all Committed Lenders in such Defaulting Lender Group and repay all Advances owed to the Lenders in such Defaulting Lender Group, together with all accrued Interest thereon, accrued fees (subject to Section 2.17(d)) and all other amounts payable to members of such Defaulting Lender Group and their Affected Parties hereunder and the other Transaction Documents through (but excluding) the date of such termination (a “Defaulting Lender Termination”), so long as on the effective date of such Defaulting Lender Termination and after giving effect thereto and to any repayment of all Advances owed to members of such Defaulting Lender Group in connection therewith, no Default or Event of Default exists (unless the Required Lenders otherwise consent to such Defaulting Lender Termination). A Defaulting Lender Termination shall not be deemed to be a waiver or release of any claim the Borrower or any Agent or Lender may have against such Defaulting Lender. Each such notice shall specify the effective date of such Defaulting Lender Termination (the “Defaulting Lender Termination Date”), which shall be not less than 5 Business Days (or such shorter period as agreed to by the Facility Agent, the Documentation Agent and each member of such Defaulting Lender Group) after the date on which such notice is delivered to such Defaulting Lender, its Managing Agent, the Facility Agent and the Documentation Agent. On each such Defaulting Lender Termination Date, subject to the concurrent repayment of all outstanding Advances to the Lenders in such Defaulting Lender Group, together with all accrued Interest thereon, accrued fees (subject to Section 2.17(d)) and all other amounts payable to members of such Defaulting Lender Group and their Affected Parties hereunder and under the other Transaction Documents through (but excluding) the date of such termination, (i) the Commitment or Maximum Advance Amount, as applicable, of each Lender in such Defaulting

{B2297203; 11}    - 21 -

Lender Group shall be reduced to zero, (ii) each Lender in such Defaulting Lender Group shall cease to be a “Lender” hereunder (provided that any such Lender shall continue to be entitled to the indemnification provisions contained herein, but only with respect to matters arising prior to the date on which such Lender became a Defaulting Lender), (iii) the Managing Agent of the Defaulting Lender Group shall cease to be a party hereto (provided that any such Managing Agent shall continue to be entitled to the indemnification provisions contained herein, but only with respect to matters arising prior to the applicable Defaulting Lender Termination Date) and (iv) the Commitments or Maximum Advance Amounts, as applicable, of all other Lenders shall remain unchanged. To the fullest extent otherwise permitted pursuant to this Agreement, the Borrower shall be entitled to submit a Borrowing Request to Lenders that are not part of a Defaulting Lender Group in order to fund payments to a Defaulting Lender Group as contemplated herein.
(g)    If the Borrower, the Servicer, and the Facility Agent agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the Lenders, the Managing Agents and the Documentation Agent, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase such portion of outstanding Advances of the other Lenders and make such other adjustments as the Documentation Agent may reasonably determine to be necessary to cause the interest of the Lenders in the Outstanding Borrowings to be on a pro rata basis in accordance with their respective Funding Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower or forfeited pursuant to Section 2.17(d) while such Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no cure by a Lender under this Section 2.17(g) of its status as a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(h)    The rights and remedies of the Borrower, any Agent or the other Lenders against a Defaulting Lender under this Section 2.17 are in addition to any other rights and remedies the Borrower, the Agents and the other Lenders may have against such Defaulting Lender under this Agreement, any of the other Transaction Documents, Applicable Law or otherwise.
(i)    Any Lender that fails to timely fund an Advance shall be obligated to promptly (but in any event not later than 10:00 a.m. (New York City time) on the Business Day after the relevant Funding Date) notify the Documentation Agent, the Borrower and the Facility Agent if any such failure is the result of an administrative error or omission by such Lender or force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes, in each case to the extent beyond the Lender’s reasonable control. If (i) the Documentation Agent had been notified by the Borrower or the affected Lender that a Lender has failed to timely fund an Advance, (ii) a Responsible Officer of the Documentation Agent has actual knowledge or has written notice that such Lender is the subject of an Insolvency Proceeding or has publicly announced that it does not intend to comply with its funding obligations under this Agreement or (iii) the Documentation Agent had been notified by the Facility Agent or the affected Lender that a Lender has failed timely to deliver the written confirmation contemplated by clause (a)(iii) of the

{B2297203; 11}    - 22 -

definition of “Defaulting Lender”, the Documentation Agent shall promptly provide notice to the Borrower, the Facility Agent and the Managing Agents of such occurrence.
ARTICLE III

CONDITIONS OF EFFECTIVENESS AND ADVANCES
Section 3.1    Conditions to Amendment and Restatement.
The amendments to the Existing Loan and Servicing Agreement set forth herein shall not become effective until, and no Lender shall be obligated to take, fulfill or perform any other action hereunder until, the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Facility Agent and the Required Lenders:
(a)    This Agreement and all other Transaction Documents and any applicable Support Facilities or counterparts hereof or thereof shall have been duly executed by, and delivered to, the parties hereto and thereto and the Facility Agent and each Managing Agent shall have received such other documents, instruments, agreements, certificates and legal opinions (including the opinions relating to substantive consolidation and sale characterization and as to the federal tax status of the Borrower) as it or the Facility Agent shall reasonably request in connection with the transactions contemplated by this Agreement, on or prior to the date hereof, each in form and substance satisfactory to the Facility Agent;
(b)    The Borrower shall have paid all fees required to be paid by it on the date hereof, including all fees required hereunder and under the Fee Letters to be paid as of such date, and shall have reimbursed each Lender and each Managing Agent and the Facility Agent for all fees, costs and expenses related to the transactions contemplated hereunder and under the other Transaction Documents and applicable Support Facilities, including the legal and other document preparation costs incurred by any Lender, Managing Agent and/or the Facility Agent;
(c)    Obligors in respect of Borrowing Base Eligible Loans included as part of the Collateral shall be in not fewer than seven (7) different Industries, determined by reference to the Industry Classifications;
(d)    The Transferred Loans shall consist of not fewer than eight (8) Borrowing Base Eligible Loans (for such purpose, Loans to Obligors which are Affiliates of each other shall be deemed to be a single Loan);
(e)    No event shall have occurred that constitutes a Revolving Period Termination Event or Unmatured Termination Event (including without limitation, satisfaction of each of the Borrowing Base Test, the Overcollateralization Ratio Test, and the Required Equity Test);
(f)    The amount on deposit in the Interest Reserve Account shall be at least equal to the Interest Reserve Account Requirement;

{B2297203; 11}    - 23 -

(g)    Each Collateral Quality Test shall be satisfied;
(h)    The Borrower or the Servicer, as the case may be, shall have certified that the conditions set forth in clauses (c) through (g) above shall have been satisfied;
(i)    Each Conduit Lender (if any) whose Commercial Paper Notes are being rated by Moody’s or S&P shall have received, to the extent required under the terms of such Conduit Lender’s program documents, the written confirmation of such rating agency that the execution and delivery of this Agreement will not result in a withdrawal or downgrading of the then-current rating of such Commercial Paper Notes by such rating agency;
(j)    Upon the reasonable request of any Lender made at least ten days prior to the date hereof, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the date hereof; and
(k)     At least five days prior to the date hereof, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered a Beneficial Ownership Certification.
The Facility Agent shall promptly notify each Lender of the satisfaction or waiver of the conditions set forth above. Upon the Sixth Restatement Effective Date, the outstanding Advances shall be reallocated as contemplated by Section 2.16.
Section 3.2    Additional Conditions Precedent to All Advances.
Each Advance shall be subject to the further conditions precedent that, as of the date of such Advance and both (i) before giving effect to such Advance and (ii) after giving effect thereto and to the application of the proceeds thereof:
(a)    The representations and warranties set forth in Sections 4.1 and 7.8 shall be true and correct on and as of such date, as though made on and as of such date;
(b)    Obligors in respect of Borrowing Base Eligible Loans included as part of the Collateral shall be in not fewer than seven (7) different Industries, determined by reference to the Industry Classifications;
(c)    The Transferred Loans shall consist of not fewer than eight (8) Borrowing Base Eligible Loans (for such purpose, Loans to Obligors which are Affiliates of each other shall be deemed to be a single Loan);
(d)    No more than three (3) Loans shall then be Pre-Positioned Loans;
(e)    The Revolving Period Termination Date shall not have occurred;

{B2297203; 11}    - 24 -

(f)    No event shall have occurred and be continuing that constitutes a Revolving Period Termination Event or Unmatured Termination Event (including without limitation, satisfaction of the Borrowing Base Test, the Overcollateralization Ratio Test and the Required Equity Test);
(g)    The amount on deposit in the Interest Reserve Account shall be at least equal to the Interest Reserve Account Requirement;
(h)    Each Collateral Quality Test shall be satisfied;
(i)    The applicable conditions set forth in Section 2.1 and Section 2.2(a) and/or 2.2(b) shall have been satisfied to the extent satisfaction thereof is required on or prior to the Funding Date;
(j)    No claim shall have been asserted or proceeding commenced challenging enforceability or validity of any of the Transaction Documents, excluding any instruments, certificates or other documents relating to Loans that were the subject of prior Advances;
(k)    There shall have been no Material Adverse Change with respect to the Borrower or the Servicer since the preceding Advance;
(l)    The Documentation Agent shall have recalculated each of the Weighted Average Rating Factor, the Weighted Average Recovery Rate and the Diversity Score pursuant to Section 7.21 after giving effect to such Advance and any transfer of Loans to the Borrower;
(m)    On the related Funding Date, the Borrower or the Servicer, as the case may be, shall have certified in the related Borrower Notice that the conditions set forth in clauses (a) through (l) above shall have been satisfied; and
(n)    The Servicer and the Borrower shall have taken such other actions, including delivery of approvals, consents, opinions, documents, and instruments to the Facility Agent as it may reasonably request.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of the Borrower.
The Borrower represents and warrants as follows:
(a)    Organization and Good Standing. The Borrower is a limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted.

{B2297203; 11}    - 25 -

(b)    Due Qualification. The Borrower is qualified to do business as a limited liability company, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property, and/or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have a Material Adverse Effect. The Borrower is qualified to do business as a limited liability company, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have Material Adverse Effect.
(c)    Due Authorization. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party and the consummation of the transactions provided for herein and therein have been duly authorized by the Borrower by all necessary action on the part of the Borrower.
(d)    No Conflict. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance by the Borrower of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, the Borrower’s limited liability company agreement or any material Contractual Obligation of the Borrower.
(e)    No Violation. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Applicable Law.
(f)    No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g)    All Consents Required. All material approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Borrower of this Agreement and any Transaction Document to which the Borrower is a party, have been obtained.
(h)    Reports Accurate. All Monthly Reports, Quarterly Reports, information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Borrower to the Facility Agent or a Managing Agent or Lender in connection with this Agreement are true, complete and accurate in all material respects.

{B2297203; 11}    - 26 -

(i)    Solvency. The Borrower is not, and the transactions contemplated under this Agreement and each Transaction Document to which the Borrower is a party do not and will not render the Borrower, Insolvent.
(j)    Selection Procedures. No procedures believed by the Borrower to be materially adverse to the interests of the Secured Parties were utilized by the Borrower in identifying and/or selecting the Loans that are part of the Collateral.
(k)    Taxes. The Borrower has filed or caused to be filed all Tax returns required to be filed by it. The Borrower has paid all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which a cash reserve has been established in a Tax Reserve Account in an amount equal to the amount of such Tax), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.
(l)    Agreements Enforceable. This Agreement and each Transaction Document to which the Borrower is a party constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(m)    No Liens. The Collateral is owned by the Borrower (or, in the case of the Borrower’s interest in Related Property securing Loans, held by an agent on behalf of the Borrower) free and clear of any Liens except for Borrower Permitted Liens as provided herein, and the Facility Agent, as agent for the Secured Parties, has a valid and perfected first priority security interest in the Collateral now existing or hereafter arising, free and clear of any Liens except for Borrower Permitted Liens. No effective financing statement or other instrument similar in effect covering any Collateral is on file in any recording office except such as may be filed in favor of the Facility Agent relating to this Agreement or reflecting the transfer of the Collateral from the Originator to the Borrower.
(n)    Security Interest. The Borrower has granted a first priority security interest (as defined in the UCC) to the Facility Agent, as agent for the Secured Parties, in the Collateral, which is perfected (including, where applicable, by the filing of UCC financing statements) and enforceable in accordance with Applicable Law.
(o)    Location of Offices. The Borrower’s jurisdiction of organization, principal place of business and chief executive office and the office where the Borrower keeps all the Records is located at the address of the Borrower referred to in Section 12.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 6.8 shall have been satisfied).
(p)    Tradenames. The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

{B2297203; 11}    - 27 -

(q)    Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower acquires Collateral.
(r)    Value Given. The Borrower gave reasonably equivalent value to the Originator in consideration for the transfer to the Borrower of the Transferred Loans under the Purchase Agreement (or such Transferred Loans were validly and irrevocably contributed the Borrower’s capital), no such transfer was made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such transfer is voidable or subject to avoidance under any Insolvency Law.
(s)    Accounting. The Borrower accounts for the transfers to it from the Originator of interests in the Loans under the Purchase Agreement as sales of such Loans in its books, records and financial statements, in each case consistent with GAAP.
(t)    Separate Entity. The Borrower is operated as an entity with assets and liabilities distinct from those of the Originator and any other Affiliates thereof, and the Borrower hereby acknowledges that the Agents and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the Originator and from each such other Affiliate of the Originator.
(u)    Investments. Except for Supplemental Interests or Supplemental Interests that convert into an equity interest in any Person, the Borrower does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.
(v)    Business. Since its formation, the Borrower has conducted no business other than the purchase and receipt of Loans from the Originator under the Purchase Agreement, the borrowing of funds under this Agreement and such other activities as are incidental to the foregoing.
(w)    ERISA. The Borrower has not established and has not incurred and does not expect to incur any liabilities in respect of any Benefit Plan. The Borrower has not incurred and does not expect to incur any liabilities payable to the Pension Benefit Guaranty Corporation under ERISA.
(x)    Investment Company Act.
(i)    Assuming that each Lender is a Qualified Lender and is in compliance with Section 4.2(a)(i) and (ii), the Borrower represents and warrants that the Borrower is exempt and will remain exempt from registration as an “investment company” within the meaning of the 1940 Act.
(ii)    The making of the Advances by the Lenders to the Borrower and the business and other activities of the Borrower, including the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Transaction Documents to which the Borrower is a party do not now and will not at any time result in any violations, with respect to the Borrower, of the provisions of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder.

{B2297203; 11}    - 28 -

(y)    Government Regulations. The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). The Borrower owns no Margin Stock, and no portion of the proceeds of any Advance hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.
(z)    Anti-Bribery, Anti-Corruption and Anti-Money Laundering Laws; Foreign Assets Control.
(i)    With respect to the Borrower and its managers, officers and Affiliates and, to the Borrower’s best knowledge, the Borrower’s agents and employees and the respective directors, managers, officers, agents and employees of its Affiliates:
(A)    None of the foregoing has engaged in any activity or conduct which would violate any Anti-Corruption Laws or Anti-Terrorism Laws, and the Borrower and its Affiliates have instituted and maintain policies and procedures designed to prevent any such violation; and

(B)    None of the foregoing is a Person that is, or is owned or controlled by one or more Persons any of which is: (i) the subject of any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, the French Republic, Canada, Her Majesty’s Treasury and/or any other relevant sanctions authority (collectively, “Sanctions”; any such Person, a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country or territory (a “Sanctioned Country”).

(ii)    To the Borrower’s knowledge (but without any obligation hereunder to undertake any inquiry, except in connection with the origination of a Loan and only as of the date of such origination), no Obligor nor any of its Affiliates is a Sanctioned Person or is located, organized or resident in a Sanctioned Country.
(iii)    No proceeds of any Advance hereunder have been used, directly or indirectly, by the Borrower or the Originator or any of its or their respective Affiliates, directors, managers, officers, employees and agents, or lent, contributed or otherwise made available to any Affiliate or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any

{B2297203; 11}    - 29 -

Person in each case in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions by the Borrower or, to the Borrower’s knowledge, any other Person (including any Person that is a party hereto or to any other Transaction Document).
(aa)    Eligibility of Loans. Each Loan List and the information contained in each Borrower Notice delivered pursuant to Section 2.1 and Section 2.2(a) and/or Section 2.2(b), as applicable, is an accurate and complete listing in all material respects of all the Loans that are part of the Collateral as of date thereof, and (i) the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true and correct in all material respects as of such date and (ii) each such Loan is an Eligible Loan.
(bb)    Certain Uniform Commercial Code Matters. The representations and warranties set forth in Annex VI to this Agreement are true and correct in all material respects.
(cc)    Beneficial Ownership Certification. As of the date hereof, the information included in the Beneficial Ownership Certification delivered pursuant to Section 3.1 is true and correct in all respects.
Section 4.2    Representations, Warranties and Covenants of the Lenders.
Each Lender represents and warrants as of the date hereof and as of the date of any Advance funded by such Lender that: (i) it is a Qualified Lender; and (ii) any transfer of any Note or any beneficial interest therein by such Lender in violation of the transfer restrictions set forth on such Note will be of no force and effect, will be void ab initio and will not operate to transfer any rights to the transferee and acknowledges as of such dates that the Borrower maintains the right to resell any interest in any Note previously transferred to any holder that is not eligible to purchase such interest in accordance with the restrictions set forth on such Note.
ARTICLE V

GENERAL COVENANTS OF THE BORROWER
Section 5.1    Covenants of the Borrower.
The Borrower hereby covenants that:
(a)    Compliance with Laws. The Borrower shall comply in all material respects with all Applicable Laws, including those with respect to the Loans that are part of the Collateral and any Related Property.
(b)    Preservation of Corporate Existence. The Borrower shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and

{B2297203; 11}    - 30 -

qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
(c)    Limitations on Sales, Other Transfers and Security Interests. The Borrower shall not sell, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Loan or Related Property that is part of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Borrower shall promptly notify the Facility Agent of the existence of any Lien in respect of which it has notice on any Loan or Related Property that is part of the Collateral, and the Borrower shall defend the right, title and interest of the Facility Agent as agent for the Secured Parties in, to and under any Loan and the Related Property that is part of the Collateral, against all claims of third parties; provided, however, that nothing in this Section 5.1(c) shall prevent or be deemed to prohibit the Borrower from (i) selling, assigning or transferring Loans and Related Property pursuant to Section 6.3 or 7.7 or (ii) granting, creating, incurring, assuming or suffering to exist Borrower Permitted Liens upon any Loan that is part of the Collateral or Obligor Permitted Liens upon any Related Property with respect thereto.
(d)    Delivery of Collections. The Borrower shall cause the delivery to the Collateral Custodian for deposit into the Collection Account promptly (but in no event later than one Business Day after receipt) all Collections received by Borrower in respect of the Loans that are part of the Collateral.
(e)    Activities of Borrower. The Borrower shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, Loan or other undertaking, which is not incidental to the transactions contemplated and authorized by this Agreement or the Purchase Agreement. The Borrower shall not establish or maintain any deposit accounts or securities accounts other than the Transaction Accounts.
(f)    Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement or the Purchase Agreement or (ii) liabilities incident to the maintenance of its existence in good standing.
(g)    Guarantees. The Borrower shall not become or remain liable, directly or indirectly, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.
(h)    Investments. The Borrower shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for purchases of Eligible Loans and Supplemental Interests pursuant to the Purchase Agreement during the Revolving Period in accordance with this Agreement, or for investments in Permitted Investments in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, the Borrower will

{B2297203; 11}    - 31 -

not, without the consent of the Facility Agent, acquire or enter into, or otherwise become bound by (i) any Derivative or (ii) any securities lending arrangement.
(i)    Merger; Sales. The Borrower shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, loan or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.
(j)    Distributions. The Borrower shall not declare or pay or make, directly or indirectly, any distribution (whether in cash or other property) with respect to any Person’s equity interest in the Borrower (collectively, a “Distribution”); provided, however, if no Revolving Period Termination Event has occurred or will occur as a result thereof, the Borrower may make Distributions from funds available in accordance with the Priority of Payments.
(k)    Agreements. The Borrower shall not (i) amend or modify (A) the provisions of its certificate of formation or limited liability company agreement, or (B) the Purchase Agreement without the consent of the Facility Agent and the Required Lenders, or (ii) issue any power of attorney except to the Facility Agent or the Servicer.
(l)    Separate Existence. The Borrower shall:
(i)    Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Borrower will not be diverted to any other Person or for other than corporate uses of the Borrower, and the Borrower’s assets will not be commingled with those of any other Person;
(ii)    Ensure that, to the extent that it shares the same persons as officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers or employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;
(iii)    Ensure that, to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Borrower contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Borrower and any of its Affiliates shall be only on an arm’s-length basis;

{B2297203; 11}    - 32 -

(iv)    Maintain its books and records separate from those of any other Person, use separate stationery, invoices, and checks and prepare separate financial statements;
(v)    Not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others, and not to pledge its assets for the benefit of any other Person or make any loans or advances to any Person (except as provided in the Transaction Documents);
(vi)    Not acquire obligations or securities of its members;
(vii)    Conduct its business in its own name; hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity;
(viii)    Maintain adequate capital in light of its contemplated business operations;
(ix)    To the extent that the Borrower and any of its Affiliates have offices in the same location, fairly and appropriately allocate overhead costs among them (as a result of which each such entity shall bear its fair share of such expenses);
(x)    Conduct its affairs strictly in accordance with its limited liability company agreement, and observe all necessary, appropriate and customary legal formalities, including holding all regular and special director’s meetings appropriate to authorize all action, keeping separate and accurate records of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and transaction accounts;
(xi)    Take or refrain from taking, as applicable, each of the activities specified or assumed in the legal opinion referred to in Sections 3.1(a) with respect to substantive consolidation and sale characterization issues and take such other actions as are reasonably necessary on its part to ensure that the facts and assumptions set forth such opinions or in the certificates accompanying such opinion remain true and correct in all material respects at all times; and
(xii)    Maintain the effectiveness of, and continue to perform under the Purchase Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Purchase Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Purchase Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Facility Agent and the Required Lenders.

{B2297203; 11}    - 33 -

(m)    Independent Director. As long as any Advance is outstanding or may be requested, the Borrower shall at all times have at least one Independent Director. The Borrower shall ensure that the following limited liability company actions of the Borrower are duly authorized by unanimous consent of the Borrower’s directors, including the Independent Director (with respect to clauses (B) and (C) below): (A) the approval of the Independent Director appointed by the Originator, (B) the dissolution or liquidation of the Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Borrower. The Independent Director, as of the Sixth Restatement Effective Date, is Albert J. Fioravanti, and thereafter may be an Independent Director employed for the purpose of acting as such by Global Securitization Services, LLC, Lord Securities Corporation, Corporation Services Company, CT Corporation, National Registered Agents, Inc. or such other firm consented to from time to time by the Facility Agent (such consent to be provided in writing and not to be unreasonably withheld or delayed). In the event that the Borrower shall have used commercially reasonable efforts to engage an Independent Director from one or more of the foregoing firms and shall not have succeeded in such efforts, then any replacement Independent Director shall be a person accepted by the Facility Agent (such acceptance to be provided in writing and not to be unreasonably withheld or delayed). None of the Borrower, the Originator, any of the Borrower’s members or directors and any of their respective Affiliates shall remove any Independent Director or replace any Independent Director except with an Independent Director satisfying the criteria set forth in this Section 5.1(m), in each case without the prior written consent of the Facility Agent (such consent not to be unreasonably withheld or delayed). The Borrower shall compensate each Independent Director in accordance with the Priority of Payments and the terms of any agreement from time to time with such Independent Director and/or the company employing such Independent Director, as the case may be. No Independent Director shall at any time serve as a trustee in bankruptcy for the Borrower or the Originator or any of their respective Affiliates. As long as any Advance is outstanding or may be requested, the limited company agreement of the Borrower will require that the directors of the Borrower shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless each Independent Director shall approve the taking of such action in writing prior to the taking of such action.
(n)    ERISA Matters. The Borrower shall not establish, maintain or incur obligations with respect to any Benefit Plan.
(o)    Originator Collateral. With respect to each item of Collateral acquired by the Borrower, the Borrower shall (i) acquire such Collateral pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral, including (A) filing and maintaining, effective precautionary financing statements (Form UCC-1) naming the Originator as seller/debtor and the Borrower as purchaser/creditor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, including Assignments of Mortgage, and (iii) take all additional action that the Facility Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

{B2297203; 11}    - 34 -

(p)    Transactions with Affiliates. The Borrower shall not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions permitted or contemplated by this Agreement and the Purchase Agreement and (ii) other transactions (including transactions related to the use of office space or computer equipment or software by the Borrower to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Borrower’s business, (C) upon fair and reasonable terms that are no less favorable to the Borrower than could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower, and (D) not inconsistent with the factual assumptions set forth in the legal opinion referred to in Sections 3.1(a) with respect to substantive consolidation and sale characterization issues. It is understood that any compensation arrangement for any officer or employee shall be permitted under clauses (ii)(A) through (C) above if such arrangement has been expressly approved by the managers of the Borrower in accordance with the Borrower’s certificate of formation or limited liability company agreement.
(q)    Change in the Transaction Documents. Except as otherwise required pursuant to Section 12.1, the Borrower shall not amend, modify, waive or terminate any terms or conditions of any of the Transaction Documents to which it is a party, without the prior written consent of the Required Lenders.
(r)    Management Manual. The Borrower shall (a) comply in all material respects with the Management Manual in regard to each Loan and the Related Property included in the Collateral, and (b) furnish to the Facility Agent and each Managing Agent at least 20 days prior to its proposed effective date, prompt notice of any material changes in the Management Manual. The Borrower shall not agree or otherwise permit to occur any material change in the Management Manual, which change would impair the collectibility of any Loan or otherwise adversely affect the interests or remedies of the Facility Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Facility Agent (in its sole discretion).
(s)    Extension or Amendment of Loans. The Borrower shall not, except as otherwise permitted in Section 7.4(a), extend, amend or otherwise modify, or permit the Servicer on its behalf to extend, amend or otherwise modify, the terms of any Loan.
(t)    Reporting. The Borrower shall furnish to the Documentation Agent:
(i)    as soon as possible and in any event within two (2) Business Days after the occurrence of each Revolving Period Termination Event and each Unmatured Termination Event, a written statement, signed by a Responsible Officer, setting forth the details of such event and the action that the Borrower proposes to take with respect thereto;
(ii)    promptly upon request, such other information, documents, records or reports respecting the Transferred Loans or the condition or operations, financial or otherwise, of the Borrower or Originator as the Facility Agent may from time to time reasonably request (factoring into such evaluation of reasonableness, among other things, the cost to the Borrower of furnishing such

{B2297203; 11}    - 35 -

requested documentation) in order to protect the interests of the Facility Agent or the Secured Parties under or as contemplated by this Agreement; and
(iii)    promptly, but in no event later than two (2) Business Days after its receipt thereof, copies of any and all notices, certificates, documents, or reports delivered to it by the Originator under the Purchase Agreement.
Upon receipt of any such statement, information, document, records, report, notice or certificate, the Documentation Agent shall promptly forward a copy thereof to the Facility Agent and each Managing Agent. The Borrower shall maintain the same fiscal year and fiscal quarters as PCC.
(u)    Acquisitions of Loans.
(i)    The Borrower shall not acquire any Loan (A) during the Amortization Period or (B) if such acquisition would result in the Borrower assuming any funding commitments.
(ii)    The Borrower shall not originate any Loan.
(iii)    The Borrower shall not hold or acquire any Bond or other Loan or asset that (A) is not described in Paragraph __.10(c)(8)(i), or (B) is described in Paragraph __.10(c)(8)(ii), of the regulations of each of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Securities and Exchange Commission published at 79 FEDERAL REGISTER 5535 et seq. (January 21, 2014), as such regulations may be in effect from time to time and giving effect to the interpretation thereof by each such Governmental Authority having regulatory jurisdiction over any Lender or its holding company, unless the Servicer shall have provided to the Agents and the Lenders written advice of legal counsel of national reputation that (1) (x) the Borrower does not constitute a “covered fund” under the Volcker Rule in relation to any Lender and (y) the acquisition or ownership of such Bond or other Loan or asset by the Borrower would not cause the Borrower to constitute or be deemed a “covered fund” as defined in and subject to the Volcker Rule in relation to any Lender, (2) the Notes and the interests of the Lenders under this Agreement would not be deemed to constitute “ownership interests” under the Volcker Rule or (3) ownership of the Notes and the interests of the Lenders under this Agreement would be otherwise exempt from the Volcker Rule.
(v)    Ratings.
(i)    The Borrower shall ensure that, with respect each Transferred Loan, other than a Non-Credit Estimate Non-Seasoned Obligor Loan, as of its Cut-Off Date, either (i) such Transferred Loan has an Applicable Rating or (ii) the Borrower (or the Servicer on its behalf) shall have applied for a DBRS Credit Assessment to be assigned to such Transferred Loan. The Borrower shall apply for a DBRS Credit Assessment to be assigned to each Non-Credit Estimate Non-Seasoned Obligor Loan not later than the date on which the related Obligor has available at least six months of audited financials statements.

{B2297203; 11}    - 36 -

(ii)    With respect to each Transferred Loan having a DBRS Credit Assessment, the Borrower (or the Servicer on its behalf) shall apply for an updated DBRS Credit Assessment to be assigned to such Transferred Loan on or prior to each anniversary of the acquisition of any such Loan and in any event not later than 10 Business Days following any Material Modification, and the Borrower shall pay all expenses associated with such application in accordance with the Priority of Payments.
(iii)    With respect to any Transferred Loan having a DBRS Credit Assessment provided by Moody’s pursuant to the proviso in the definition of DBRS Credit Assessment, the Borrower (or Servicer on its behalf) shall apply for a DBRS Credit Assessment from DBRS within six months of the Sixth Restatement Effective Date, and any such Transferred Loan which does not receive a DBRS Credit Assessment within six months of the Sixth Restatement Effective Date shall be deemed to have no DBRS Credit Assessment on the six-month anniversary of the Sixth Restatement Effective Date.
(w)    Anti-Bribery, Anti-Corruption and Anti-Money Laundering Laws; Foreign Assets Control.
(i)    The Borrower shall maintain policies and procedures designed to prevent violation of any Anti-Corruption Laws or Anti-Terrorism Laws.
(ii)    The Borrower will not request any Advance or use any proceeds thereof, and shall ensure that its managers, officers, employees and agents will not use any proceeds of any Advance, or lend, contribute or otherwise make available to any Affiliate or other Person any proceeds of any Advance, directly or indirectly, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions by the Borrower or, to the Borrower’s knowledge, any other Person (including any Person that is a party hereto or to any other Transaction Document).
Section 5.2    Hedging Agreement.
If at any time the one-month LIBO Rate is greater than 5%, the Borrower shall within 30 days of receipt of a written request from the Required Lenders with respect to Fixed Rate Loans having in the aggregate an Outstanding Loan Balance not less than 80% of the aggregate Outstanding Loan Balances of Fixed Rate Loans, enter into and maintain an interest rate cap transaction between the Borrower and an interest rate swap counterparty that has been approved in writing by the Required Lenders (which approval shall not be unreasonably withheld) which interest rate cap shall: (i) have a notional amount and amortization schedule as shall be agreed upon between the Required Lenders and the Borrower, (ii) shall provide for payments to the Borrower to the extent that the LIBO Rate shall exceed a rate agreed upon between the Required Lenders and the Borrower and (iii) shall otherwise be in form and substance mutually satisfactory to the Required Lenders and the Borrower.

{B2297203; 11}    - 37 -

The Borrower shall promptly deliver a copy of any such interest rate cap to the Paying Agent. Notwithstanding any other provision of this Agreement to the contrary, the failure of the Borrower to have entered into interest rate caps with respect to the portion of Fixed Rate Loans specified above in this Section 5.2 shall constitute an Event of Default without further notice or grace periods.
ARTICLE VI
SECURITY INTEREST
Section 6.1    Security Interest.
As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby assigns, pledges and grants to the Facility Agent, as agent for the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under (but none of its obligations under) the Collateral, whether now existing or owned or hereafter arising or acquired by the Borrower, and wherever located. The assignment under this Section 6.1 does not constitute and is not intended to result in a creation or an assumption by the Facility Agent or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Transferred Loans to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Facility Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) none of the Facility Agent or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Facility Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 6.2    Remedies.
In respect of the Collateral and the security interest therein granted pursuant to Section 6.1, the Facility Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of any Revolving Period Termination Event, the Facility Agent or its designees may (a) deliver a notice of exclusive control to the Custodian and/or the Securities Custodian; and (b) instruct the Collateral Custodian and/or the Securities Custodian to deliver any or all of the Collateral to the Facility Agent or its designees and otherwise give all instructions and entitlement orders to the Collateral Custodian and/or the Securities Custodian regarding the Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, the Facility Agent or its designees may (i) require that the Borrower or the Servicer immediately take action to liquidate the Collateral to pay amounts due and payable in respect of the Obligations; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce

{B2297203; 11}    - 38 -

the Borrower’s rights and remedies under the Custody Agreement with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) remove from the Borrower’s, the Servicer’s, the Collateral Custodian’s, the Securities Custodian’s and their respective agents’ place of business all books, records and documents relating to the Collateral, other than copies of such books, records and documents remaining with the Borrower, Servicer, Collateral Custodian, Securities Custodian or agent, as the case may be, that are necessary to continue the conduct of the business of such Person); and/or (ix) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in this Section 6.2, the Borrower hereby irrevocably appoints the Facility Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Obligations remain unpaid), with power of substitution, in the name of the Facility Agent or in the name of the Borrower or otherwise, for the use and benefit of the Facility Agent, but at the cost and expense of the Borrower and without notice to the Borrower; provided that the Facility Agent hereby agrees to exercise such power only so long as a Revolving Period Termination Event or Event of Default, as applicable, shall be continuing. Any cash proceeds from the exercise of remedies by the Facility Agent under this Section 6.2 shall be applied in accordance with the Priority of Payments.
Section 6.3    Release of Liens.
(a)    So long as no Revolving Period Termination Event or Unmatured Termination Event has occurred and is continuing, at the same time as any Loan that is part of the Collateral matures by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account, the Facility Agent as agent for the Secured Parties will release its interest in such Loan and any Supplemental Interests related thereto. In connection with any such release on or after the occurrence of the above, the Facility Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any termination statements and any other releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Loan and Supplemental Interest; provided that the Facility Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Loan or Supplemental Interest in connection with such sale or transfer and assignment.
(b)    Upon receipt by the Facility Agent of any required proceeds in respect of a repurchase or substitution of an Ineligible Loan (as such term is defined in the Purchase Agreement) by the Originator pursuant to the terms of Section 7.1 of the Purchase Agreement, the Facility Agent, as agent for the Secured Parties, shall be deemed to have automatically released its interest in such Ineligible Loan and any Supplemental Interests related thereto without any further action on its part. In addition, upon written request from the Borrower and the Servicer (which request shall certify, in reasonable detail, the satisfaction of the conditions contained in this sentence), the Facility Agent, as agent for the Secured Parties, shall promptly release its interest in any other Ineligible Loan and any Supplemental Interests related thereto; provided that, after giving effect to such release, (i) the Outstanding Borrowings shall not exceed 40% of the sum of the Aggregate Purchased Loan Balance plus the Account Amounts, (ii) the Overcollateralization Ratio is greater than 250%; (iii) each of the Required Equity Test, the Interest Coverage Test and each Collateral Quality Test are

{B2297203; 11}    - 39 -

satisfied, and (iv) no Revolving Period Termination Event or Unmatured Termination Event shall have occurred and be continuing. In connection with any such release pursuant to this Section 6.3(b), the Facility Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Ineligible Loan and Supplemental Interest.
(c)    Upon receipt by the Facility Agent of the proceeds of a purchase of a Transferred Loan by the Servicer or a sale of any Loan to a third party, in each case pursuant to the terms of Section 7.7, the Facility Agent, as agent for the Secured Parties, shall be deemed to have automatically released its interest in such Transferred Loan and any Supplemental Interests related thereto without any further action on its part. In connection with any such release on or after the occurrence of such purchase, the Facility Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Transferred Loan and Supplemental Interest.
Section 6.4    Assignment of the Purchase Agreement.
The Borrower hereby assigns to the Facility Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Purchase Agreement. The Borrower confirms that following a Revolving Period Termination Event the Facility Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Facility Agent, the Secured Parties or any of their respective Affiliates to perform any of the obligations of the Borrower under the Purchase Agreement. The Borrower further confirms and agrees that such assignment to the Facility Agent shall terminate upon the Final Date; provided, however, that the rights of the Facility Agent and the Secured Parties pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originator pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.
Section 6.5    Delivery of Loan Files.
(a)    The Borrower, or the Servicer on its behalf, shall deliver possession of all “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of Article 9 of the UCC) that evidence any Transferred Loan set forth on a Loan List, including all Underlying Notes (except in the case of Noteless Loans, Global Note Loans or Participations) to the Collateral Custodian on behalf of the Facility Agent prior to the applicable Funding Dates, in each case endorsed in blank or to the Facility Agent, without recourse; provided that notwithstanding the foregoing, with respect to any Pre-Positioned Loan, the Borrower shall make all deliveries required under Section 2(b)(ii) of the Custody Agreement and deliver all other portions of the Loan File in each case endorsed in blank without recourse, where applicable, not later than the applicable date or dates specified in Sections 2(b)(v) and 2(b)(viii) of the Custody Agreement. The Borrower hereby authorizes and directs the Servicer to deliver possession of all

{B2297203; 11}    - 40 -

such instruments and Loan Files to the Collateral Custodian on behalf of the Facility Agent, and agrees that such delivery shall satisfy the condition set forth in the first sentence of this Section 6.5(a). The Servicer shall also identify on each Loan List (including any amendment thereof), whether by attached schedule or marking or other effective identifying designation, all Transferred Loans that are not evidenced by such instruments.
(b)    Prior to the occurrence of a Revolving Period Termination Event, the Facility Agent shall not record any Assignments of Mortgage delivered pursuant to Section 6.5(a) and the definition of Loan Documents. Upon the occurrence of a Revolving Period Termination Event, the Facility Agent shall, if so directed by the Required Lenders, cause to be recorded in the appropriate offices each Assignment of Mortgage delivered to it with respect to all Transferred Loans. Each such recording shall be at the expense of the Servicer; provided that to the extent the Servicer does not pay such expenses, the Facility Agent shall be reimbursed pursuant to the Priority of Payments.
Section 6.6    Custody of Transferred Loans.
The contents of each Loan File relating to a Transferred Loan shall be held in the custody of the Collateral Custodian under the terms of the Custody Agreement and this Agreement on behalf of the Facility Agent for the benefit of the Secured Parties.
Section 6.7    Filings, etc.
On or prior to the Closing Date, the Borrower and the Servicer caused the UCC financing statement(s) referred to in Section 4.1(n) to be filed, and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Facility Agent may reasonably request to perfect and protect the first priority perfected security interest of the Facility Agent on behalf of the Secured Parties in the Collateral against all other Persons, including the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Borrower and the Servicer set forth in the preceding sentence, the Borrower and the Servicer hereby authorize the Facility Agent to prepare and file, at the expense of the Borrower (or the Servicer on its behalf), UCC financing statements (including but not limited to renewal or continuation statements) and amendments or supplements thereto or other instruments as the Facility Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC. The Borrower agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Borrower’s and the Facility Agent’s (on behalf of the Secured Parties) right, title and interest in and to the Collateral (including the security interest in the Collateral related thereto and the security interests provided for herein), which costs, expenses and disbursements shall be paid in accordance with the Priority of Payments.
Section 6.8    Change of Name or Jurisdiction of Borrower; Records.
The Borrower (a) shall not change its name or jurisdiction of organization, without 30 days’ prior written notice to the Facility Agent, (b) shall not move, or consent to the Servicer or

{B2297203; 11}    - 41 -

Collateral Custodian moving, the Loan Documents without 30 days’ prior written notice to the Facility Agent and (c) will promptly take all actions required by each relevant jurisdiction in order to continue the first priority perfected security interest of the Facility Agent as agent for the Secured Parties in all Collateral (except for Borrower Permitted Liens), and such other actions with respect to the security interest of the Facility Agent in the Collateral as the Facility Agent may reasonably request.
Section 6.9    Global Note Loans.
The Borrower shall cause its beneficial interest in each Global Note Loan to be transferred to the Custody Account not later than the date specified in Section 2(a)(ii) or Section 2(b)(v), as applicable of the Custody Agreement. The Borrower will take such steps as reasonably requested by the Facility Agent from time to time to effect and perfect the security interest of the Facility Agent, on behalf of the Secured Parties, in each Global Note Loan.
ARTICLE VII

ADMINISTRATION AND SERVICING OF LOANS
Section 7.1    Appointment of the Servicer.
The Borrower hereby appoints the Servicer to service the Transferred Loans and enforce its respective rights and interests in and under each Transferred Loan in accordance with the terms and conditions of this Article VII and to serve in such capacity until the termination of its responsibilities pursuant to Section 7.19. The Servicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. The Servicer and the Borrower hereby acknowledge that the Facility Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.
Section 7.2    Duties and Responsibilities of the Servicer.
(a)    The Servicer shall conduct the servicing, administration and collection of the Transferred Loans and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect Transferred Loans from time to time on behalf of the Borrower and as the Borrower’s agent.
(b)    The duties of the Servicer, as the Borrower’s agent, shall include:
(i)    preparing and submitting of claims to, and post-billing liaison with, Obligors on Transferred Loans;
(ii)    maintaining all necessary Servicing Records with respect to the Transferred Loans and providing such reports in respect of the servicing of the Transferred Loans (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower, the Required Lenders or the Facility Agent may reasonably request;

{B2297203; 11}    - 42 -

(iii)    maintaining and implementing administrative and operating procedures (including an ability to recreate Servicing Records evidencing the Transferred Loans in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Transferred Loans (including records adequate to permit the identification of each new Transferred Loan and all Collections of and adjustments to each existing Transferred Loan); provided, however, that any Successor Servicer shall only be required to recreate the Servicing Records of each prior Servicer to the extent such records have been delivered to it in a format reasonably acceptable to such Successor Servicer;
(iv)    promptly delivering to the Borrower, any Lender or the Facility Agent, from time to time, such information and Servicing Records (including information relating to its performance under this Agreement) as the Borrower, such Lender or the Facility Agent from time to time reasonably requests;
(v)    identifying each Transferred Loan clearly and unambiguously in its Servicing Records to reflect that such Transferred Loan is owned by the Borrower and pledged to the Facility Agent;
(vi)    complying in all material respects with the Management Manual in regard to each Transferred Loan;
(vii)    complying in all material respects with all Applicable Laws with respect to it, its business and properties and all Transferred Loans and Collections with respect thereto;
(viii)    preserving and maintaining the existence, rights, licenses, franchises and privileges of the Borrower as a limited liability company in the jurisdiction of its organization, and qualifying and remaining qualified in good standing as a foreign limited liability company and qualifying to and remaining authorized and licensed to perform obligations of the Servicer (including enforcement of collection of Transferred Loans on behalf of the Borrower, the Lenders, the Securities Custodian and the Collateral Custodian) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Borrower, the Lenders, the Securities Custodian and the Collateral Custodian in the Transferred Loans, (B) the collectibility of any Transferred Loan or (C) the ability of the Servicer to perform its obligations hereunder;
(ix)    notifying the Borrower and each Lender and Agent of any material action, suit, proceeding, dispute, offset deduction, defense or counterclaim that is or is threatened to be (A) asserted by an Obligor with respect to any Transferred Loan; or (B) reasonably expected to have a Material Adverse Effect;

{B2297203; 11}    - 43 -

(x)    promptly notifying the related Obligor of each Transferred Loan of the transfer of such Loan from the Originator to the Borrower;
(xi)    making applications for credit ratings and credit estimates as contemplated by this Agreement;
(xii)    making determinations on behalf of the Borrower to accept the transfer of Loans pursuant to the Purchase Agreement and to dispose of any Loans when and as permitted under this Agreement; and
(xiii)    making determinations on behalf of the Borrower to request and from time to time prepay Advances hereunder in accordance with the terms hereof.
(c)    The Borrower and Servicer hereby acknowledge that the Secured Parties, the Facility Agent, the Securities Custodian and the Collateral Custodian shall not have any obligation or liability with respect to any Transferred Loans, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.
(d)    The Borrower and the Facility Agent acknowledge that PCC has entered into the Advisory Agreement with the Subservicer and that the Subservicer thereunder is performing on behalf of the initial Servicer substantially all of the initial Servicer’s non-monetary duties and obligations hereunder. Notwithstanding such delegation, (i) PCC, as Servicer, shall remain liable and responsible for the performance of the duties and obligations of the Servicer pursuant to the terms hereof, (ii) such delegation shall not relieve the Servicer of its obligation to service the Transferred Loans and enforce the respective rights and interests of the Borrower and the Facility Agent, for the benefit of the Secured Parties, in and under each Transferred Loan in accordance with the terms and conditions of this Article VII, and (iii) PCC, as Servicer, shall be liable for the acts and omissions of the Subservicer in its performance of any duties or obligations of the Servicer under this Agreement. PCC, as Servicer, will be solely responsible for any compensation payable to the Subservicer. Upon the appointment of any Successor Servicer hereunder, any right, power or authority of the Servicer granted by PCC, as Servicer, to the Subservicer shall immediately terminate without further action by any party. Nothing contained in the Advisory Agreement shall be deemed to limit or modify this Agreement. Without the prior written consent of the Borrower and the Required Lenders, neither the Servicer nor any of its delegatees shall be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than the Subservicer pursuant to this Section 7.2(d); provided that the Backup Servicer in its capacity as Successor Servicer may delegate such duties or responsibilities in accordance with the Backup Servicing Agreement.
Section 7.3    Authorization of the Servicer.
(a)    Each of the Borrower, each Lender and the Facility Agent hereby authorizes the Servicer (including any successor thereto), to take any and all reasonable steps as it shall determine in its name and on behalf of each or any of the foregoing necessary or desirable and not inconsistent with the pledge of the Transferred Loans (i) to collect all amounts due under any and all Transferred Loans, including endorsing any of their names on checks and other instruments

{B2297203; 11}    - 44 -

representing Collections, (ii) to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Transferred Loans and (iii) with respect to any delinquent Transferred Loan and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Originator could have done if it had continued to own such Loan. The Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Transferred Loans. In no event shall the Servicer be entitled to make the Borrower, any Lender or Agent, the Collateral Custodian, the Securities Custodian or the Facility Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Facility Agent’s consent.
(b)    After a Revolving Period Termination Event has occurred and is continuing, at the Facility Agent’s direction, the Servicer shall take such action as the Facility Agent may deem necessary or advisable to enforce collection of the Transferred Loans; provided, however, that the Facility Agent may, at any time that a Revolving Period Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Loans of the assignment of such Transferred Loans to the Facility Agent for the benefit of the Secured Parties and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Facility Agent or any servicer, collection agent or lock-box or other account designated by the Facility Agent and, upon such notification and at the expense of the Borrower, the Facility Agent may enforce collection of any such Transferred Loans and adjust, settle or compromise the amount or payment thereof. The Facility Agent shall give written notice to any Successor Servicer of the Facility Agent’s actions or directions pursuant to this Section 7.3(b), and no Successor Servicer shall take any actions pursuant to this Section 7.3(b) that are outside of its Management Manual.
Section 7.4    Collection of Payments; Modifications; Reserves.
(a)    Collection Efforts, Modification of Loans. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Transferred Loans as and when the same become due, and to follow those collection procedures which it follows with respect to comparable Loans that it services for itself or others. The Servicer may not waive, modify, amend, supplement or otherwise vary any provision of a Transferred Loan, except when acting on behalf of the Borrower pursuant to Section 5.1(s) for (i) waivers, modifications, amendments, supplements or other variations that are not Material Modifications and as may be in accordance with the provisions of the Management Manual (including the waiver of any late payment charge or any other fees that may be collected in the ordinary course of servicing any Loan included in the Collateral) to the extent that such Loan will remain an Eligible Loan, (ii) other waivers, modifications, amendments, supplements or other variations constituting Material Modifications, if (A) the Facility Agent shall have consented to such Material Modification or (B) the Borrower (or the Servicer on its behalf) shall have complied with the provisions of Section 5.1(v), and either (x) the Borrower (or the Servicer on its behalf) shall have received a renewed or reconfirmed DBRS Credit Assessment for the modified Transferred Loan which is not more than one notch lower than

{B2297203; 11}    - 45 -

the prior DBRS Credit Assessment or (y) with respect to not more than one Transferred Loan at any time, the Servicer shall have applied for a renewed or reconfirmed DBRS Credit Assessment for the modified Transferred Loan, shall reasonably expect that such renewed or reconfirmed DBRS Credit Assessment will be not more than one notch lower than the prior DBRS Credit Assessment and shall have notified the Facility Agent and the Documentation Agent of such expected DBRS Credit Assessment (and, in the case of this clause (y), until a renewed or reconfirmed DBRS Credit Assessment for the modified Transferred Loan has been received, the Applicable Rating thereof shall be based on the Servicer’s expected DBRS Credit Assessment as set forth in such notice), and (iii) such other waivers, modifications, amendments, supplements or other variations not addressed in clauses (i) or (ii) that do not result in the Borrower’s failure to satisfy the Borrowing Base Test, the Required Equity Test, the Overcollateralization Ratio Test, the Interest Coverage Test or any Collateral Quality Test or, with respect to any such test which was not satisfied immediately prior thereto, does not result in a failure to maintain or improve the Borrower’s degree of compliance with such test. In the event any modified Transferred Loan described in clause (ii)(B)(y) above receives a DBRS Credit Assessment that is more than one notch lower than its prior DBRS Credit Assessment, such Loan shall be deemed to be a Defaulted Loan from and after the date of such DBRS Credit Assessment.
(b)    Acceleration. The Servicer shall accelerate the maturity of all or any Scheduled Payments under any Transferred Loan under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period) promptly after such Loan becomes a Defaulted Loan or such earlier or later time as is consistent with the Management Manual and the terms of such Loan unless otherwise consented to by the Facility Agent. The Servicer shall provide prompt notice to the Facility Agent and each Managing Agent of any such acceleration.
(c)    Taxes and other Amounts. To the extent provided for in any Transferred Loan, the Servicer will use its best efforts to collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Transferred Loans or the Related Property and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.
(d)    Payments to Collection Account. On or before the Purchase Date in respect of any Transferred Loan, the Servicer shall have instructed the Obligor of such Transferred Loan to make all payments in respect thereof by wire transfer of funds directly to the Collection Account.
(e)    Establishment and Maintenance of the Collection Account.
(i)    The Borrower or the Servicer on its behalf have heretofore established and shall maintain in the name of the Borrower and assigned to the Facility Agent as agent for the Secured Parties, a segregated corporate trust account (the “Collection Account”) for the purpose of receiving Collections from the Collateral. The Collection Account shall be held by the Securities Custodian in accordance with the Custody Agreement and shall at all times be maintained with a Securities Intermediary which is an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign

{B2297203; 11}    - 46 -

bank); provided, however, that at all times such depository institution or trust company shall be a Qualified Institution. The Securities Custodian may establish subaccounts within the Collection Account.
(ii)    To the extent there are uninvested amounts deposited in the Collection Account, the Servicer, prior to the occurrence of a Revolving Period Termination Event, and thereafter the Facility Agent, may direct the Securities Custodian to invest all such amounts in Permitted Investments selected by the Servicer on behalf of the Borrower or by the Facility Agent, as the case may be. Any such Permitted Investments which are made prior to the occurrence of a Revolving Period Termination Event and on any day other than the Business Day immediately preceding a Payment Date shall mature not later than the Business Day immediately preceding the next Payment Date following the date of such investment, and otherwise any such Permitted Investments shall mature not later than the next Business Day immediately following the date of such investment. Any earnings (or losses) on investments of funds in the Collection Account shall be credited (or debited) to the Collection Account. Neither the Facility Agent nor the Securities Custodian shall be liable for the amount of any loss incurred in respect of any investment of funds in the Collection Account.
(f)    Establishment of Tax Reserve Accounts.
(i)    In the event that the Borrower is required to establish a cash reserve as contemplated by Section 4.1(k), the Borrower or the Servicer on its behalf shall cause to be established and maintained in the name of the Borrower, a segregated account for such reserve (each, a “Tax Reserve Account”) and shall cause such Tax Reserve Account to be subject to an Account Control Agreement. The Borrower shall on each Payment Date and in accordance with the Priority of Payments deposit sufficient funds therein from the amounts otherwise available to pay any Taxes being contested. Each Tax Reserve Account shall be subject to a security interest in favor of the Facility Agent as agent for the Secured Parties and shall be held by the Securities Custodian in accordance with the Custody Agreement and shall at all times be maintained with a Securities Intermediary which is an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank); provided, however, that at all times such depository institution or trust company shall be a Qualified Institution.
(ii)    Any and all funds at any time on deposit in, or otherwise standing to the credit of, a Tax Reserve Account shall be available at the direction of the Servicer to fund payment of the Tax in respect of which such Tax Reserve Account was established. Upon receipt by the Securities Custodian and the Facility Agent of a certification from the Servicer and an Opinion of Counsel that the Borrower’s contest of the validity of a Tax for which a Tax Reserve Account

{B2297203; 11}    - 47 -

was established has concluded and that all amounts, if any, payable with respect to such Tax have been paid in full, the Securities Custodian shall at the direction of the Servicer transfer funds on deposit in such Tax Reserve Account to the Collection Account. On each Payment Date, any amounts on deposit in a Tax Reserve Account in excess of the amount required to be held therein in order for the Borrower to remain in compliance with Section 4.1(k) with respect to the related Tax being contested shall be transferred by the Securities Custodian at the direction of the Servicer to the Collection Account.
(iii)    To the extent there are uninvested amounts deposited in a Tax Reserve Account, the Servicer, prior to the occurrence of a Revolving Period Termination Event, and thereafter the Facility Agent may direct the Securities Custodian to invest all such amounts in Permitted Investments selected by the Servicer on behalf of the Borrower or by the Facility Agent, as the case may be. Any such Permitted Investments shall mature not later than the Business Day immediately following the date of such investment. Any earnings (and losses) on investments of funds in a Tax Reserve Account shall be credited (or debited) to such Tax Reserve Account. Neither the Facility Agent nor the Securities Custodian shall be liable for the amount of any loss incurred in respect of any investment of funds in any Tax Reserve Account.
(g)    Establishment and Maintenance of the Interest Reserve Account.
(i)    The Borrower or the Servicer on its behalf have heretofore established and shall maintain in the name of the Borrower and assigned to the Facility Agent as agent for the Secured Parties, a segregated corporate trust account (the “Interest Reserve Account”). The Interest Reserve Account shall be held by the Securities Custodian in accordance with the Custody Agreement and shall at all times be maintained with a Securities Intermediary which is an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank); provided, however, that at all times such depository institution or trust company shall be a Qualified Institution.
(ii)    Deposits shall be made into the Interest Reserve Account in accordance with the Priority of Payments, and the Borrower may make deposits into the Interest Reserve Account from time to time from its funds not required to be applied in accordance with the Priority of Payments.
(iii)    On each Payment Date, the Servicer shall direct the Securities Custodian and, at the direction of the Servicer, the Securities Custodian shall transfer funds on deposit in the Interest Reserve Account to the Collection Account in an amount equal to the lesser of (i) the excess, if any, of (A) the amounts required to be paid from the Collection Account pursuant to clauses (ii) through (vi) and (viii) of Section 2.8(a) on such Payment Date, over (B) Available Collections for such Payment Date (determined before giving effect to any amounts transferred

{B2297203; 11}    - 48 -

from the Interest Reserve Account) available for the payment thereof and (ii) the amount then on deposit in the Interest Reserve Account.
(iv)    To the extent there are uninvested amounts deposited in the Interest Reserve Account, the Servicer, prior to the occurrence of a Revolving Period Termination Event, and thereafter the Facility Agent may direct the Securities Custodian to invest all such amounts in Permitted Investments selected by the Servicer on behalf of the Borrower or by the Facility Agent, as the case may be. Any such Permitted Investments which are made prior to the occurrence of a Revolving Period Termination Event and on any day other than the Business Day immediately preceding a Payment Date shall mature not later than the Business Day immediately preceding the next Payment Date following the date of such investment, and otherwise any such Permitted Investments shall mature not later than the next Business Day immediately following the date of such investment. Any earnings (and losses) on investments of funds in the Interest Reserve Account shall be credited or debited to the Interest Reserve Account. Neither the Facility Agent nor the Securities Custodian shall be liable for the amount of any loss incurred in respect of any investment of funds in the Interest Reserve Account.
(h)    Qualified Institutions. In the event the Servicer has received notice from the Facility Agent or otherwise has actual knowledge that a depositary holding any of the Transaction Accounts ceases to be a Qualified Institution, then the Servicer shall give notice thereof to the Facility Agent (if applicable) and the Securities Custodian and within 60 days shall cause such Transaction Account to become established and maintained with a Qualified Institution.
(i)    Account Control Agreements. The Servicer and the Borrower shall at all times cause each Transaction Account to be subject to the provisions of an Account Control Agreement which shall be in full force and effect. The Facility Agent agrees that it shall not deliver a notice of exclusive control pursuant to any Account Control Agreement unless a Revolving Period Termination Event shall have occurred and be continuing.
(j)    Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan in the Collateral and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
Section 7.5    Servicer Advances.
For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan included in the Collateral during such Collection Period was not received prior to the end of such Collection Period, the Servicer may, but shall not be obligated to, make an advance in an amount up to the amount of such delinquent

{B2297203; 11}    - 49 -

Scheduled Payment (or portion thereof) to the extent that the Servicer reasonably expects to be reimbursed for such advance; in addition, if on any day there are not sufficient funds on deposit in the Collection Account to pay accrued Interest on any Advance or Unused Fees, the Servicer may make an advance in the amount necessary to pay such Interest or Unused Fees (in either case, any such advance, a “Servicer Advance”). Notwithstanding the preceding sentence, any Successor Servicer will not be obligated to make any Servicer Advances. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 3:00 p.m. (New York City time) on the related Payment Date, in immediately available funds.
Section 7.6    Realization Upon Defaulted Loans or Charged-Off Loans.
The Servicer will use reasonable efforts to repossess or otherwise comparably convert the ownership of any Related Property with respect to a Defaulted Loan or Charged-Off Loan and will act as sales and processing agent for Related Property that it repossesses. The Servicer will follow the practices and procedures set forth in the Management Manual in order to realize upon such Related Property. Without limiting the foregoing, the Servicer may sell any such Related Property with respect to any Defaulted Loan or Charged-Off Loan to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof; any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Facility Agent identifying the Defaulted Loan or Charged-Off Loan and the Related Property, setting forth the sale price of the Related Property and certifying that such sale price is equal to the fair market value of such Related Property. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Securities Custodian for deposit into the Collection Account the Recoveries received in connection with the sale or disposition of Related Property with respect to a Defaulted Loan or Charged-Off Loan.
Section 7.7    Optional Purchases and Sales of Transferred Loans; Releases of Transferred Loans.
(a)    Subject to compliance with Section 7.7(d) and the assumptions set forth in the legal opinion referred to in Section 3.1(a) with respect to substantive consolidation and sale characterization, the Servicer may, at any time at its option, request to purchase any Transferred Loan, together with any Related Property, Insurance Policies, Loan Documents and Supplemental Interests related thereto (collectively, the “Released Collateral”), with respect to which (i) the Borrower or any Affiliate of the Borrower has received notice of the related Obligor’s intention to prepay such Transferred Loan in full within a period of not more than 60 days from the date of such notification, (ii) such Transferred Loan is within 60 days of its maturity date and the Borrower or any Affiliate of the Borrower has not received notice of the related Obligor’s intention to refinance such Transferred Loan through a lender not Affiliated with the Borrower or Servicer, (iii) the Servicer believes, in the exercise of its reasonable discretion, that such Transferred Loan will likely, or has, become a Defaulted Loan or a Charged-Off Loan or (iv) was a Rating Pending Loan on or after the Sixth Restatement Effective Date and as to which DBRS has either declined to provide a DBRS Credit Assessment or has provided a DBRS Credit Assessment resulting in a Rating Factor of 4,770

{B2297203; 11}    - 50 -

or higher; provided, however, that in any Annual Period, with respect to this clause (iv), (A) the Servicer may purchase no more than two (2) Transferred Loans pursuant to this Section 7.7(a) and (B) the aggregate outstanding principal balance of Transferred Loans purchased pursuant to this Section 7.7(a) shall not exceed 15% of the Collateral Value of all Eligible Loans as of the last Payment Date for the immediately preceding Annual Period (prior to giving effect to any such purchases on such Payment Date).
(b)    Subject to compliance with Section 7.7(d) and the assumptions set forth in the legal opinion referred to in Section 3.1(a) with respect to substantive consolidation and sale characterization, the Servicer may (i) at any time at its sole election, request to purchase Released Collateral; provided that the aggregate outstanding principal balance of Transferred Loans purchased during any Annual Period pursuant to this clause (i) shall not exceed 10% of the Collateral Value of all Eligible Loans, or (ii) at any time at its election but subject to the written consent of the Required Lenders, request to purchase Released Collateral that is not subject to purchase pursuant to Section 7.7(a); provided that the aggregate outstanding principal balance of Transferred Loans purchased during any Annual Period pursuant to this clause (ii) shall not exceed 10% of the Collateral Value of all Eligible Loans as of the last Payment Date for the immediately preceding Annual Period (prior to giving effect to any such purchases on such Payment Date). For purposes of compliance with this Section 7.7(b), the Servicer may allocate a portion of a Loan constituting Released Collateral to clause (i) and the remaining portion of such Loan to clause (ii).
(c)    Subject to compliance with Sections 5.1(c) and 7.7(e) and to the release of the applicable Released Collateral from the Collateral as provided in Section 7.7(f), the Borrower may, at any time and from time to time at its option and in consultation with the Servicer, sell Released Collateral to one or more third parties that are not Affiliates of the Borrower; provided that any such sale is upon fair and reasonable terms at a purchase price (the “Third Party Purchase Price”), payable in cash, that is the fair market value for such Released Collateral in the reasonable judgment of the Servicer; provided further that, the aggregate outstanding principal balance of Transferred Loans sold during any Annual Period pursuant to this Section 7.7(c) shall not exceed 20% (or such higher percentage to which the Facility Agent shall have consented in writing) of the Collateral Value of all Eligible Loans as of the last Payment Date for the immediately preceding Annual Period (prior to giving effect to any such sales on such Payment Date).
(d)    The Servicer may request purchase of Released Collateral pursuant to Section 7.7(a) or (b) by providing at least five Business Days’ prior written notice to the Borrower, the Facility Agent and each Managing Agent. The Borrower may agree to such purchase provided that such Released Collateral shall have been released from the Collateral as provided in Section 7.7(f). With respect to any Released Collateral purchased pursuant to Section 7.7(a) or (b), the Servicer shall enter into an agreement with the Borrower in substantially the form of Exhibit H-1 and shall, on the date of purchase, remit to the Collection Account in immediately available funds an amount equal to (i) in the case of any purchase pursuant to Section 7.7(a)(iii), the outstanding principal balance of such Transferred Loan as of the date of release, plus all accrued and unpaid interest thereon (such amount, the “Release Price”) and (ii) in all other cases, the Optional Purchase Price therefor. Upon each purchase of Released Collateral by the Servicer pursuant to Section 7.7(a) or (b), subject to Section 7.7(f), the Borrower shall automatically and without further action be

{B2297203; 11}    - 51 -

deemed to transfer, assign and set-over to the Servicer all the right, title and interest of the Borrower in, to and under such Released Collateral and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Released Collateral, and all proceeds and products of the foregoing (but excluding such Release Purchase Price or Optional Purchase Price), free and clear of any Lien created pursuant to this Agreement.
(e)    The Borrower shall provide at least five Business Days’ prior written notice to the Borrower, the Facility Agent and each Managing Agent (with a copy to the Documentation Agent and the Collateral Custodian) of any sale of Released Collateral pursuant to Section 7.7(c). With respect to any Released Collateral sold pursuant to such Section, the Borrower shall enter into an agreement with the third party purchaser thereof having customary purchase or sale terms and documented with customary loan trading documentation or containing terms substantially in the form of the terms set forth on Exhibit H-2 and shall, in either case, on the date of sale, remit to the Collection Account in immediately available funds an amount equal to the Third Party Purchase Price therefor. Subject to Section 7.7(f), a sale of Released Collateral by the Borrower pursuant to Section 7.7(c), and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Released Collateral, and all proceeds and products of the foregoing (but excluding such Third Party Purchase Price) shall be free and clear of any Lien created pursuant to this Agreement.
(f)    In connection with any purchase of a Transferred Loan by the Servicer pursuant to Section 7.7(a) or (b), any sale of a Transferred Loan by the Borrower pursuant to Section 7.7(c) or any purchase of any Transferred Loan by the Originator pursuant to Section 7.1 of the Purchase Agreement, but subject to the conditions set forth in this Section 7.7(f), the Borrower, may from time to time, upon providing at least five Business Days’ prior written notice to the Facility Agent, each Managing Agent, the Documentation Agent, the Collateral Custodian and the Securities Custodian, obtain releases of the security interest of the Facility Agent (for the benefit of the Secured Parties) in such Transferred Loan (together with any other Released Collateral related to such Loan) by paying into the Collection Account an amount equal to the Release Price, the Optional Purchase Price or the Third Party Purchase Price, as the case may be. The security interest in favor of the Facility Agent, for the benefit of the Secured Parties, in all Loans shall continue in effect until such time as the full amount of the related Release Price, Optional Purchase Price or Third Party Purchase Price, as the case may be, shall have been deposited into the Collection Account. The Facility Agent will execute and deliver, at the expense of the Borrower, such documentation evidencing such release as the Borrower may reasonably request. The Borrower’s right to obtain a release of Transferred Loans and other Released Collateral pursuant to this Section 7.7(f) is subject to the conditions that, after giving effect to such release and to such Loans ceasing to be Transferred Loans, (i) there shall exist no Revolving Period Termination Event or Unmatured Termination Event, (ii) each of the Borrowing Base Test, the Overcollateralization Ratio Test, the Required Equity Test and the Interest Coverage Test shall be satisfied, (iii) such release would cause any Collateral Quality Test which was satisfied immediately prior to such exclusion to continue to be satisfied, and (iv) such release would maintain or improve the Borrower’s degree of compliance with any Collateral Quality Test which was not satisfied immediately prior to such release.

{B2297203; 11}    - 52 -

(g)    If the Borrower has requested additional Advances to be made on a Business Day that is also the date of a purchase of a Transferred Loan and the Borrower has complied with Section 7.7(e) as of such date, then the Borrower may elect to apply the Release Price or Optional Purchase Price, as the case may be, to the simultaneous repayment of such Advances, notwithstanding any provisions of Section 2.1, 2.2 or 2.3 to the contrary. In such circumstance, (x) if the Release Price or Optional Purchase Price, as the case may be, exceeds such aggregate amount of Advances, the Borrower shall pay only such excess into the Collection Account (and the Lenders shall not advance any funds to the Borrower in respect of such Advances), (y) if such aggregate amount of Advances exceeds such Release Price or Optional Purchase Price, as the case may be, the Lenders shall advance to the Borrower an aggregate amount equal to such excess (and the Borrower shall make no payment in respect of such Release Price or Optional Purchase Price, as the case may be, into the Collection Account), and (z) to the extent so netted against the deposit of the Release Price or Optional Purchase Price, as the case may be, such Advances shall have been deemed to have been made, and such Release Price or Optional Purchase Price, as the case may be, shall be deemed to have been concurrently deposited into the Collection Account and applied to the repayment of such Advances.
(h)    The Borrower shall, at the sole expense of the Servicer, so long as the Servicer is PCC or an Affiliate, and otherwise at the sole expense of the Borrower, execute such documents and instruments of transfer as may be prepared by the Servicer and take such other actions as shall reasonably be requested by the Servicer to effect the transfer and release of Transferred Loans and other Released Collateral pursuant to this Section 7.7.
Section 7.8    Representations and Warranties of the Servicer.
The initial Servicer hereby represents and warrants as follows:
(a)    Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.
(b)    Due Qualification. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property and/or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have a Material Adverse Effect. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have a Material Adverse Effect.
(c)    Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which the Servicer is a party and to carry out its terms and the terms of the Advisory Agreement. The Servicer has

{B2297203; 11}    - 53 -

duly authorized (i) the execution, delivery and performance of this Agreement and each other Transaction Document to which the Servicer is a party and (ii) the performance of the Advisory Agreement, in each case by all requisite corporate action.
(d)    No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement, each other Transaction Document to which the Servicer is a party and the Advisory Agreement by the Servicer (with or without notice or lapse of time) will not or do not, as the case may be, (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Servicer, or any Contractual Obligation to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation (other than this Agreement), or (iii) violate any Applicable Law.
(e)    No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Servicer or any of its properties is required to be obtained by or with respect to the Servicer in order for the Servicer to enter into this Agreement or any other Transaction Document to which the Servicer is a party or perform its obligations hereunder, under any such Transaction Document or the Advisory Agreement.
(f)    Binding Obligation. This Agreement, each other Transaction Document to which the Servicer is a party and the Advisory Agreement constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).
(g)    No Proceeding. There are no proceedings or investigations pending or threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement, any other Transaction Document or the Advisory Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement any other Transaction Document or the Advisory Agreement or (iii) seeking any determination or ruling that might (in the reasonable judgment of the Servicer) have a Material Adverse Effect.
(h)    Reports Accurate. All Servicer Certificates, Monthly Reports, Quarterly Reports, information, exhibits, financial statements, documents, books, Servicer Records or other reports furnished or to be furnished by the Servicer to any Agent or Lender in connection with this Agreement are and will be accurate, true and correct in all material respects.
(i)    Properties and Rights. The Servicer (if applicable, taking into account the services provided to it by the Subservicer under the Advisory Agreement) has sufficient properties, assets, personnel, licenses and rights as are reasonably necessary for the Servicer’s performance of its duties and obligations hereunder in accordance with the terms hereof.
Section 7.9    Covenants of the Servicer.

{B2297203; 11}    - 54 -

The Servicer hereby covenants that:
(a)    Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Transferred Loans and Related Property and Loan Documents or any part thereof.
(b)    Preservation of Corporate Existence, etc. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Servicer will at all times (and, if applicable, taking into account the services provided to it by the Subservicer under the Advisory Agreement) maintain sufficient properties, assets, personnel, licenses and rights as are reasonably necessary for the Servicer’s performance of its duties and obligations hereunder in accordance with the terms hereof.
(c)    Obligations with Respect to Loans. The Servicer will duly fulfill and comply with all material obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Loan and will do nothing to impair the rights of the Borrower or the Facility Agent as agent for the Secured Parties or of the Secured Parties in, to and under the Collateral.
(d)    Preservation of Security Interest. The Servicer on behalf of the Borrower will file (or cause or authorize the filing of) such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Facility Agent as agent for the Secured Parties in, to and under the Collateral.
(e)    Change of Name or Jurisdiction; Records. The Servicer (i) shall not change its name or jurisdiction of incorporation, without 30 days’ prior written notice to the Borrower and the Facility Agent, and (ii) shall not move, or consent to the Collateral Custodian moving, the Loan Documents relating to the Transferred Loans without 30 days’ prior written notice to the Borrower and the Facility Agent and, in either case, will promptly take all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Facility Agent as agent for the Secured Parties on all Collateral, and such other actions related thereto as the Facility Agent may reasonably request.
(f)    Management Manual. The Servicer will (i) comply in all material respects with the Management Manual in regard to each Transferred Loan and (ii) furnish to the Facility Agent and each Managing Agent, at least 20 days prior to its proposed effective date, prompt notice of any material change in the Management Manual. The Servicer will not agree or otherwise permit to occur any material change in the Management Manual, which change would impair the collectibility of any Transferred Loan or otherwise adversely affect the interests or remedies of the Facility Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Facility Agent (in its sole discretion).

{B2297203; 11}    - 55 -

(g)    Revolving Period Termination Events. The Servicer, as soon as possible and in any event within three (3) Business Days after having actual knowledge of a Revolving Period Termination Event or Unmatured Termination Event, pursuant to Section 8.1 or otherwise, will furnish to the Facility Agent and each Managing Agent a written statement setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.
(h)    Extension or Amendment of Loans. The Servicer will not, except as otherwise permitted in Section 7.4(a), extend, amend or otherwise modify the terms of any Transferred Loan.
(i)    Other. The Servicer will furnish to the Borrower and to any Lender or Agent such other information, documents records or reports respecting the Transferred Loans or the condition or operations, financial or otherwise of the Servicer as the Borrower or such Lender or Agent may from time to time reasonably request in order to protect the respective interests of the Borrower, such Lender, the Facility Agent or the Secured Parties under or as contemplated by this Agreement.
(j)    Maintenance of Loan Register. The Servicer shall maintain with respect to each Noteless Loan a register (each, a “Loan Register”) in which it will record (i) the amount of such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (iii) the amount of any sum in respect of such Loan received from the Obligor, (iv) the date of origination of such Loan and (v) the maturity date of such Loan. At any time a Noteless Loan is included as part of the Collateral pursuant to this Agreement, the Servicer shall deliver to the Collateral Custodian a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Servicer certifying to the accuracy of such Loan Register as of the Funding Date of such Loan.
Section 7.10    Payment of Certain Expenses by Servicer.
The initial Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of legal counsel and independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. In consideration for the payment by the Borrower of the Servicing Fee, the initial Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account and the Backup Servicer Fee pursuant to the Backup Servicing Agreement and the Custodian Fee pursuant to the Custody Agreement. The initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.
Section 7.11    Reports.
(a)    Monthly Report. With respect to each Determination Date and the related Collection Period, the Servicer will provide to the Borrower and the Documentation Agent, on the

{B2297203; 11}    - 56 -

related Reporting Date, a monthly statement (a “Monthly Report”) signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit D.
(b)    Quarterly Report. With respect to the June Collection Period, the Servicer will provide to the Borrower and the Documentation Agent, no later than the earlier of (i) 90 days after the end of each fiscal year of the Servicer or (ii) the date on which the Servicer files a Form 10‑K (or any successor form for the applicable fiscal year) with the Securities and Exchange Commission with respect to such fiscal year, a quarterly valuation report of the Loans included in the Collateral (a “Quarterly Report”) prepared by the Approved Valuation Agent, in form and scope reasonably satisfactory to the Facility Agent. With respect to each March, September and December Collection Period, the Servicer will provide to the Borrower and the Documentation Agent, no later than the earlier of (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Servicer or (ii) the date on which the Servicer files a Form 10‑Q (or any successor form) with the Securities and Exchange Commission with respect to such fiscal quarter, a Quarterly Report prepared by the Approved Valuation Agent.
(c)    Servicer Certificate. Together with each Monthly Report, the Servicer shall submit to the Borrower and the Documentation Agent a certificate (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit E.
(d)    Originator Financial Statements. If PCC is not the Servicer, the Borrower will submit to the Documentation Agent, promptly upon receipt thereof, the quarterly and annual financial statements received from the Originator pursuant to Section 6.1(a) of the Purchase Agreement.
(e)    Borrower and Servicer Financial Statements. The Servicer will submit to the Documentation Agent the following financial statements:
(i)    within 90 days after the end of each fiscal year of the Servicer, (A) the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Servicer and its subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Servicer’s independent public accountants to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Servicer and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that the requirements set forth in this clause (i)(A) may be fulfilled by filing with the Securities and Exchange Commission a Form 10‑K (or any successor form) for the applicable fiscal year, and (B) for each fiscal year during which the Borrower is a subsidiary of the Servicer, unaudited consolidating balance sheets and related statements of operations of the Servicer and its subsidiaries (including the Borrower) as of the end of and for such year; and
(ii)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Servicer, (A) the consolidated balance sheet and

{B2297203; 11}    - 57 -

related statements of operations, stockholders’ equity and cash flows of the Servicer and its subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by the chief financial officer of the Servicer as presenting fairly in all material respects the financial condition and results of operations of the Servicer and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (ii)(A) may be fulfilled by filing with the Securities and Exchange Commission a Form 10‑Q (or any successor form) for the applicable quarterly period, and (B) for each such fiscal quarter during which the Borrower is a subsidiary of the Servicer, unaudited consolidating balance sheets and related statements of operations of the Servicer and its subsidiaries (including the Borrower) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year.
The Documentation Agent and, except as otherwise set forth in the Backup Servicing Agreement, the Backup Servicer shall have no duty to review any of the financial information set forth in such financial statements.
(f)    Distribution of Reports. Upon receipt of any Monthly Report, Quarterly Report, Servicer’s Certificate, financial statements or other information, pursuant to this Section 7.11, the Documentation Agent shall promptly furnish a copy thereof to the Facility Agent, each Managing Agent and the Backup Servicer or, upon notice of the availability thereof (which notice may be delivered by email) make such copy available to such parties via the Documentation Agent’s website. Upon receipt thereof, each Managing Agent shall promptly forward a copy thereof to each Lender in its Lender Group.
Section 7.12    Annual Statements as to Compliance.
The Servicer will provide to the Borrower and the Documentation Agent, on or before December 15 of each year an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the twelve-month period ending on the preceding September 30 of such year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such twelve-month period and no Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event occurred during such year and no notice thereof has been given to the Documentation Agent, specifying such Servicer Termination Event and the steps taken to remedy such event).
On or before the date on which such annual statement (or such nine-month period report, as the case may be) of the Servicer is due in each year, the Servicer shall also cause to be delivered to the Documentation Agent a statement substantially in the form of Exhibit I hereto from

{B2297203; 11}    - 58 -

a firm of internationally recognized independent public accountants which are reasonably satisfactory to the Facility Agent indicating that, based on procedures agreed upon by such firm and the Servicer and which are reasonably satisfactory to the Facility Agent, (i) that such firm has reviewed the Monthly Reports, Quarterly Reports, Servicer’s Certificates, Loan Lists and valuations reports from the Approved Valuation Agent received since the last review and applicable information from the Servicer, (ii) that the calculations within those Monthly Reports, Quarterly Reports and Servicer’s Certificates have been performed in accordance with the applicable provisions of this Agreement, (iii) the Aggregate Purchased Loan Balance and the Net Portfolio Collateral Balance as of the immediately preceding Payment Date, (iv) the extent of compliance of the Collateral with the criteria set forth in the definitions of “Eligible Loans” and “Borrowing Base Eligible Loans,” and (v) each of the Loans in the Loan List conforms to the stated characteristics listed for such Loan. In the event such firm of independent public accountants requires the Facility Agent to agree to the procedures performed by such firm, the Facility Agent, without undertaking any obligation to pay fees or other amounts to such firm, shall do so at the direction of the Required Lenders, but need not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The independent public accountants report shall also indicate that the firm is independent of the Servicer and the Borrower within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.
Upon receipt of any report or statement pursuant to this Section 7.12, the Documentation Agent shall furnish a copy thereof to the Facility Agent, each Managing Agent and the Backup Servicer or, upon notice of the availability thereof (which notice may be delivered by email) make such copy available to such parties via the Documentation Agent’s website.
Section 7.13    Limitation on Liability of the Servicer and Others.
Except as provided herein, neither the Servicer (including any Successor Servicer) nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Borrower, any Agent or Lender or any other Person for any action taken or for refraining from the taking of any action expressly provided for in this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties or by reason of its willful misconduct hereunder.
The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Loans in accordance with this Agreement that in its reasonable opinion may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any legal action relating to the servicing, collection or administration of Transferred Loans and the Related Property that it may reasonably deem necessary or appropriate for the benefit of the Borrower and the Secured Parties with respect to this Agreement and the rights and duties of the parties hereto and the respective interests of the Borrower and the Secured Parties hereunder.
Section 7.14    The Servicer Not to Resign.

{B2297203; 11}    - 59 -

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon its determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that it could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Borrower, the Facility Agent and each Managing Agent. To the extent permissible and in accordance with Applicable Law, no such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of the Servicer in accordance with the terms of this Agreement. Notwithstanding the foregoing, if the Backup Servicer is acting as Successor Servicer, the Servicer may resign upon 60 days prior written notice to the parties hereto, provided that (i) a successor shall have assumed the responsibilities and obligations of the Servicer in accordance with the terms of this Agreement and (ii) if a successor Servicer does not take office within 150 days after the retiring Servicer gives notice, the retiring Servicer may petition a court of competent jurisdiction for the appointment of a successor Servicer.
Section 7.15    Access to Certain Documentation and Information Regarding the Loans.
The Borrower or the Servicer, as applicable, shall provide to the Facility Agent, each Managing Agent and the Backup Servicer access to the Loan Documents and all other documentation regarding the Loans included as part of the Collateral and the Related Property, such access being afforded without charge but only (i) upon reasonable prior notice, (ii) during normal business hours and (iii) subject to the Servicer’s normal security and confidentiality procedures. From and after (x) the Closing Date and periodically thereafter at the discretion of the Facility Agent (but in no event limited to fewer than twice per calendar year), the Facility Agent, on behalf of and with the input of each Lender, may review the Borrower’s and the Servicer’s collection and administration of the Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement and may conduct an audit of the Transferred Loans, Loan Documents and Records in conjunction with such a review, which audit shall be reasonable in scope and shall be completed in a reasonable period of time and (y) the occurrence, and during the continuation of a Revolving Period Termination Event, the Facility Agent and each Managing Agent and Lender may review the Borrower’s and the Servicer’s collection and administration of the Transferred Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement, which review shall not be limited in scope or frequency, nor restricted in period. The Facility Agent may also conduct an audit (as such term is used in clause (x) of this Section 7.15) of the Transferred Loans, Loan Documents and Records in conjunction with such a review. The Borrower shall bear the cost of such reviews and audits in accordance with the Priority of Payments, provided that the Borrower shall not be required to bear such costs in excess of $15,000 in any twelve month period.
Section 7.16    Merger or Consolidation of the Servicer.
The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person and unless:

{B2297203; 11}    - 60 -

(i)    the Person formed by such consolidation or into which the Servicer is merged or the Person that acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Borrower, the Facility Agent and each Managing Agent, in form satisfactory to the Borrower and the Facility Agent, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);
(ii)    the Servicer shall have delivered to the Borrower, the Documentation Agent and each Managing Agent an Officer’s Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.16 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States or any State or the District of Columbia. The Borrower, the Facility Agent and each Managing Agent shall receive prompt written notice of such merger or consolidation of the Servicer; and
(iii)    after giving effect thereto, no Revolving Period Termination Event or Unmatured Termination Event shall have occurred.
Section 7.17    Identification of Records.
The Servicer shall clearly and unambiguously identify each Loan that is part of the Collateral and the Related Property in its computer or other records to reflect that the interest in such Loans and Related Property have been transferred to and are owned by the Borrower and that the Facility Agent has the interest therein granted by Borrower pursuant to this Agreement.
Section 7.18    Servicer Termination Events.
If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing on any day:
(i)    any failure by the Servicer to make any payment, transfer or deposit as required by this Agreement and, except with respect to payments, transfers or deposits required in connection with the occurrence of the Scheduled Maturity Date, such failure shall have continued without cure for a period of two Business Days; or

{B2297203; 11}    - 61 -

(ii)    any failure by the Servicer to give instructions or notice to the Borrower, any Lender or Managing Agent and/or the Facility Agent as required by this Agreement or to deliver any Required Reports hereunder on or before the date occurring three Business Days after the date such instructions, notice or report is required to be made or given, as the case may be, under the terms of this Agreement; or
(iii)    any representation or warranty made or deemed made by the Servicer hereunder or under any other Transaction Document to which it is a party shall prove to be incorrect in any material respect as of the time when the same shall have been made and, in each case if such incorrectness is reasonably able to be remedied, when such incorrectness continues unremedied for more than fifteen (15) days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Borrower, the Facility Agent, any Lender or Managing Agent or the Collateral Custodian and (ii) the date on which the Servicer becomes aware thereof; or
(iv)    any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document, other than those expressly addressed in another clause of this Section 7.18, to which it is a party as Servicer and, in each case if such failure is reasonably able to be remedied, when such failure continues unremedied for more than fifteen (15) days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Borrower, the Facility Agent, any Managing Agent or Lender or the Collateral Custodian and (ii) the date on which the Servicer becomes aware thereof; or
(v)    the Servicer shall fail to service the Transferred Loans in accordance with the Management Manual; or
(vi)    the occurrence of any Event of Default; or
(vii)    an Insolvency Event shall occur with respect to the Servicer or the Subservicer; or
(viii)    the Servicer agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or revision of or to the Management Manual in whole or in part that could reasonably be expected to have a material adverse effect upon the Transferred Loans or interest of any Lender, without the prior written consent of the Facility Agent; or
(ix)    the Servicer or Subservicer shall be in (A) default in the payment of any Indebtedness in an individual or aggregate principal amount (or having a facility amount) in excess of (1) in the case of the Servicer, $25,000,000

{B2297203; 11}    - 62 -

or (2) in the case of the Subservicer, $1,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, or to cause the termination of any related lending commitment prior to the stated termination date thereof (any applicable grace period having expired); or
(x)    (A) a (x) final judgment for the payment of money in excess of (1) in the case of the Servicer, $25,000,000 or (2) in the case of the Subservicer, $1,000,000 (individually or in the aggregate) or (y) final non-appealable judgment for the payment of money in excess of (1) in the case of the Servicer, $25,000,000 or (2) in the case of the Subservicer, $2,500,000 individually shall have been rendered against the Servicer or the Subservicer by a court of competent jurisdiction, and such judgment, decree or order shall continue unsatisfied and in effect for any period of 30 consecutive days without a stay of execution, or (B) the Servicer or Subservicer shall have made payments of amounts in excess of (1) in the case of the Servicer, $25,000,000 or (2) in the case of the Subservicer, $1,000,000 in settlement of any litigation, provided that any judgment rendered against the Subservicer shall be deemed a judgment rendered against the Servicer for purposes of this clause (x) if the Servicer shall satisfy such judgment from its own funds by reason of an indemnification obligation; or
(xi)    the Tangible Net Worth of the Servicer at the end of any of the Servicer’s fiscal quarters shall be less than the Minimum Tangible Net Worth; or
(xii)    any Material Adverse Change occurs in the financial condition of the Servicer or the Subservicer; or
(xiii)    any Change-in-Control of the initial Servicer or the Subservicer occurs without the prior written consent of the Borrower and the Facility Agent; or
(xiv)    the Advisory Agreement shall be terminated, whether by action of either party thereto, by operation of law or by reason of its failure to be renewed, or otherwise the Advisory Agreement shall cease to be in full force and effect; or the Advisory Agreement shall have been amended or otherwise modified, without the prior written consent of the Facility Agent, in a manner that might (in the reasonable judgment of the Facility Agent) have a Material Adverse Effect; or PCM shall cease to be the adviser under the Advisory Agreement;

{B2297203; 11}    - 63 -

then, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Events shall not have been remedied within three Business Days or, if a cure period is applicable thereto, within three Business days following the expiration of such cure period, the Facility Agent may, or at the direction of the Required Lenders shall, by written notice to the Servicer and the Backup Servicer (a “Servicer Termination Notice”), subject to the provisions of Section 7.19, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. The Borrower shall pay all reasonable set-up and conversion costs associated with the transfer of servicing rights to the Successor Servicer in accordance with the Priority of Payments.
Section 7.19    Appointment of Successor Servicer.
(a)    On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 7.18, the Servicer shall continue to perform all servicing functions under this Agreement until the date on which a successor is appointed as provided in this Section. The Required Lenders may, in their sole discretion, appoint the Backup Servicer as the Servicer hereunder, and the Backup Servicer shall within twenty (20) Business Days assume all obligations of the Servicer hereunder, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer; provided, however, that any Successor Servicer (including the Backup Servicer) shall not (i) be responsible or liable for any past actions or omissions of the outgoing Servicer, (ii) have any obligations to perform advancing or repurchase obligations, if any, of the Servicer or predecessor Servicer unless it elects to do so in its sole discretion, (iii) have any obligation to pay any of the fees and expenses of any other party to the transaction contemplated hereby, (iv) have any liability with respect to the performance of the Subservicer or any other sub-servicers appointed by any prior Servicer, (v) make any of the representations and warranties of the Servicer under this Agreement (other than the representations and warranties set forth in the Backup Servicing Agreement) or (vi) have any obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights and powers, if, in its reasonable judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. The Backup Servicer, solely with respect to any Loans to Obligors organized or incorporated in one or more Permitted Jurisdictions, shall have no obligation to assume the servicing of such Loans pursuant to this Agreement other than for invoicing and acting as a system of record with respect to such Loans, unless with respect to any such Loan (x) the Obligor is registered to do business in the United States and/or one of the states of the United States, (y) the Loan is governed by United States law or the law of one of the states of the United States, and (z) the contact information for the Obligor under such Loan is in the United States. For any Loans to Obligors organized or incorporated in Permitted Jurisdictions that do not satisfy the qualifications set forth in the immediately foregoing sentence and the Backup Servicer has otherwise become the Servicer, the predecessor Servicer shall continue to perform all servicing functions under this Agreement with respect to such Loans until such time as one or more eligible successor loan servicers or managers with respect to such Loans are appointed by the Required Lenders in their sole discretion, at which time such eligible successor loan servicers or managers shall assume all obligations of the predecessor Servicer hereunder with respect to such Loans, and all authority and power of the Servicer under this Agreement with respect to such Loans shall pass to and be vested in such eligible successor loan servicers or managers. To the extent that at any time there is more than one servicer in respect of the Loans, the Senior Servicing Fee or the

{B2297203; 11}    - 64 -

Subordinate Servicing Fee, as applicable, payable hereunder shall be allocated to each servicer pro rata on the basis of the aggregate Outstanding Loan Balance serviced or managed by such servicer. For the avoidance of doubt, the Backup Servicer as Servicer shall have no responsibility to exercise the Borrower’s or any Secured Party’s rights and remedies with respect to any portion of a Loan whose Obligor is organized or incorporated in a Permitted Jurisdiction that does not meet the qualifications described in subclauses (x), (y) and (z) of this Section 7.19(a). If the Required Lenders do not appoint the Backup Servicer as successor Servicer, there is no Backup Servicer or the Backup Servicer is unwilling or unable to assume such obligations on such date or the Backup Servicer shall resign as Servicer pursuant to Section 7.14, then the Facility Agent shall as promptly as possible appoint an alternate successor servicer to act as Servicer (in each such case, the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Facility Agent.
(b)    Upon its appointment as Successor Servicer, the Backup Servicer (subject to Section 7.19(a) and the terms of the Backup Servicing Agreement) or the alternate successor servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement, shall assume all Servicing Duties hereunder and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable. Any Successor Servicer shall be entitled, with the prior consent of the Facility Agent, to appoint agents to provide some or all of its duties hereunder, provided that no such appointment shall relieve such Successor Servicer of the duties and obligations of the Successor Servicer pursuant to the terms hereof and that any such subcontract may be terminated upon the occurrence of a Servicer Termination Event.
(c)    All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Servicer under this Agreement and shall pass to and be vested in the Successor Servicer, and the Successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral, including the transfer to the Successor Servicer for the administration by it of all cash amounts that shall at the time be held by Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Loans and the delivery to the Successor Servicer in an orderly and timely fashion of all files and records with respect to the Loans and a computer tape in readable form containing all information necessary to enable the Successor Servicer to service the Loans. In addition, the Servicer agrees to cooperate and use its best efforts, at the Servicer’s expense, to provide the Successor Servicer, with reasonable access (including at the premises of the Servicer) to Servicer’s employees and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Successor Servicer, to assume the servicing functions hereunder and to maintain a list of key servicing personnel and contact information.

{B2297203; 11}    - 65 -

(d)    Upon the Backup Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this Section 7.19, the Backup Servicer will promptly begin the transition to its role as Successor Servicer.
(e)    The predecessor Servicer shall pay all Transition Costs of the Backup Servicer incurred in transitioning to its role as Servicer.
Section 7.20    Exclusion of Loans.
The Servicer (on behalf of the Borrower) may by notice to the Facility Agent elect to exclude all or a portion of one or more Eligible Loans (as applicable, “Excluded Loans”) from the Net Portfolio Collateral Balance; provided that (i) the Overcollateralization Ratio Test would be satisfied after giving effect to such exclusion, (ii) such exclusion would cause any Collateral Quality Test which was satisfied immediately prior to such exclusion to continue to be satisfied, and (iii) such exclusion would maintain or improve the Borrower’s degree of compliance with any Collateral Quality Test which was not satisfied immediately prior to such exclusion.
Section 7.21    Determination of Certain Collateral Quality Tests.
Promptly after receiving a Monthly Report, Funding Request or any notice of the Borrower’s acquisition of any Loan or of any proposed release of any Loan from the Collateral (whether pursuant to Section 7.7 hereof, by reason of the repurchase or substitution thereof pursuant to Section 7.1 or 7.2 of the Purchase Agreement or otherwise, but excluding any release in connection with a realization upon the Collateral in accordance with Section 6.3 hereof) and a loan tape in Microsoft Excel format, the Documentation Agent, based solely on the information contained in the loan tape without any independent verification, shall promptly (i) calculate the Weighted Average Rating Factor by reference to the table set forth in the definition of “Rating Factor” using the values set forth in the applicable Monthly Report on the tab referencing “Collateral Summary Report”, (ii) calculate the Weighted Average Recovery Rate by reference to the definition of “Recovery Rate” using the values set forth in the applicable Monthly Report on the tab referencing “Collateral Summary Report”, (iii) calculate the Diversity Score by reference to the Diversity Score Table set forth in Annex III hereto for the related Aggregate Industry Equivalent Unit Score set forth therein in accordance with the provisions of such Annex using the values set forth in the applicable Monthly Report on the tab referencing “Diversity Score”, and (iv) provide the Servicer with a report of such calculations and of any discrepancies with the Weighted Average Rating Factor, Weighted Average Recovery Rate or Diversity Score calculated by the Borrower, or by the Servicer on its behalf.
Section 7.22    Collateral Quality Matrix Grid.
For purposes of this Agreement, the Grid Column applicable at any time shall be the highest Grid Column for which each of the Borrowing Base Test, the Overcollateralization Ratio Test and each of the Collateral Quality Tests is satisfied. If no Grid Column satisfies such condition, Grid Column (1) shall apply. The Borrower or the Servicer, as applicable, shall specify the then applicable Grid Column in each Borrower Notice and each Monthly Report and shall give written notice of the applicable Grid Column to the Facility Agent and the Documentation Agent each other time when under the terms of this Agreement or another Transaction Document compliance with

{B2297203; 11}    - 66 -

the Borrowing Base Test, the Overcollateralization Ratio Test or any Collateral Quality Test is required to be determined.
ARTICLE VIII

REVOLVING PERIOD TERMINATION EVENTS AND EVENTS OF DEFAULT
Section 8.1    Revolving Period Termination Events.
If any of the following events (each, a “Revolving Period Termination Event”) shall occur and be continuing:
(i)    the occurrence of any Event of Default; or
(ii)    the Rolling Three-Month Default Ratio shall exceed 7.5%; or
(iii)    the Rolling Three-Month Charged-Off Ratio shall exceed 5.0%; or
(iv)    on any Determination Date, the Interest Coverage Test is not satisfied;
then, and in any such event, the Facility Agent shall, at the request of the Required Lenders, by notice to the Borrower declare the Revolving Period Termination Date to have occurred, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event that the Revolving Period Termination Event described in clause (i) above has occurred, the Revolving Period Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon (A) the Facility Agent’s receipt of written notice of the occurrence of any Revolving Period Termination Event from the Required Lenders, (B) the Facility Agent’s declaration that the Revolving Period Termination Date shall have occurred pursuant to this Section 8.1, or (C) receipt by the Facility Agent of notice from any other Agent, any Lender, the Borrower or the Servicer of the occurrence of an Event of Default resulting in the automatic occurrence of the Revolving Period Termination Date pursuant to the proviso to the preceding sentence, the Facility Agent shall promptly notify the Documentation Agent thereof. The Documentation Agent shall promptly forward a copy of any such notice received by it to the Borrower, the Servicer, the Backup Servicer and each Managing Agent, and each Managing Agent shall promptly forward a copy of any such notice received by it to each Lender in its Lender Group.
Section 8.2    Events of Default.
If any of the following events (each, an “Event of Default”) shall occur and be continuing:
(i)    In the event that all Outstanding Borrowings, all accrued and unpaid Interest and Unused Fees and all other Obligations shall not have been paid or repaid in full on the Maturity Date (regardless of the availability of funds therefor); or

{B2297203; 11}    - 67 -

(ii)    except as set forth in clause (i) above, the Borrower shall default in the payment of any other amounts required to be made under the terms of this Agreement (regardless of the availability of funds therefor in accordance with the Priority of Payments), and such failure shall not have been cured on or prior to the next following Payment Date; or
(iii)    the Borrower shall fail on any Payment Date to disburse amounts available in the Collection Account in accordance with the Priority of Payments, which failure continues for a period of two Business Days; or
(iv)    any representation or warranty made or deemed made by the Borrower or the Originator hereunder or under any other Transaction Document to which it is a party shall prove to be incorrect in any material respect as of the time when the same shall have been made and, in each case if such incorrectness is reasonably able to be remedied, when such incorrectness continues unremedied for more than fifteen (15) days after the first to occur of (A) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Person by the Facility Agent, any Lender or Managing Agent or the Collateral Custodian and (B) the date on which such Person becomes aware thereof; or
(v)    the Borrower or the Originator shall fail to perform or observe in any material respect any term, covenant or agreement of the Borrower or the Originator, as the case may be, set forth in any other Transaction Document to which it is a party, and, in each case if such failure is reasonably able to be remedied, when such failure continues unremedied or more than fifteen (15) days after the first to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person by the Facility Agent, any Lender or Managing Agent or the Collateral Custodian and (y) the date on which such Person becomes aware thereof; or
(vi)    the Facility Agent, as agent for the Secured Parties, shall fail for any reason to have a valid and perfected first priority security interest in any of the Collateral; or
(vii)    an Insolvency Event shall occur with respect to the Borrower; or
(viii)    an Insolvency Event shall occur with respect to the Originator; or
(ix)    the Originator shall be in (A) default in the payment of any Indebtedness in an individual or aggregate principal amount (or having a facility amount) in excess of $25,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required,

{B2297203; 11}    - 68 -

any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, or to cause the termination of any related lending commitment prior to the stated termination date thereof (any applicable grace period having expired); or
(x)    (A) (x) a final judgment for the payment of money in excess of $25,000,000 (individually or in the aggregate) or a final non-appealable judgment for the payment of money in excess of $2,500,000 individually shall have been rendered against the Originator, or (y) a final non-appealable judgment for the payment of money in excess of $1,000,000 (individually or in the aggregate) shall have been rendered against the Borrower by a court of competent jurisdiction or (z) a final judgment for the payment of money in excess of $1,000,000 (individually or in the aggregate) shall have been rendered against the Borrower by a court of competent jurisdiction and, if such judgment relates to the Originator, such judgment, decree or order shall continue unsatisfied and in effect for any period of 30 consecutive days without a stay of execution, or (B) the Originator or the Borrower, as the case may be, shall have made payments of amounts in excess of $25,000,000 or $1,000,000 (individually or in the aggregate), respectively, in settlement of any litigation; or
(xi)    the Borrower shall become required to register as an “investment company” under the 1940 Act; or
(xii)    the Originator ceases to be an “investment company” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act or to be qualified as a “regulated investment company” for purposes of the Internal Revenue Code; or
(xiii)    the business and other activities of the Borrower or Originator, including the consummation and conduct of the transactions contemplated by the Transaction Documents to which the Borrower or Originator is a party result in a violation by the Originator, the Borrower, or any other person or entity of the 1940 Act or the rules and regulations promulgated thereunder; or
(xiv)    on any Measurement Date, the Borrowing Base Test shall not be satisfied, and such failure shall continue for more than two (2) Business Days; or
(xv)    on any Measurement Date, the Overcollateralization Ratio Test shall not be satisfied, and such failure shall continue for more than two (2) Business Days; or
(xvi)    on any Measurement Date, the Required Equity Test shall not be satisfied, and such failure shall continue for more than two (2) Business Days; or
(xvii)    the Originator shall fail to maintain “asset coverage,” as defined in and determined pursuant to Sections 18 and 61 of the 1940 Act, of at least the percentage applicable to the Originator as may be set forth in such Sections 18 and 61 as in effect from time to time; or

{B2297203; 11}    - 69 -

(xviii)    a Servicer Termination Event occurs; or
(xix)    the common shares of the Originator shall cease to be listed for trading on a recognized United States national securities exchange; or
(xx)    any Material Adverse Change occurs in the financial condition of the Borrower or the Originator; or
(xxi)    any Change-in-Control of the Borrower or the Originator occurs; or
(xxii)    the occurrence of any Key Person Event; or
(xxiii)    the Borrower agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or revision of or to the Management Manual in whole or in part that could have a material adverse effect upon the Transferred Loans or interest of any Lender, without the prior written consent of the Required Lenders;
then, and in any such event, the Facility Agent may, or shall at the request of the Required Lenders, by notice to the Borrower, (A) declare the occurrence of the Revolving Period Termination Date and/or (B) declare the occurrence of the Maturity Date and the acceleration of all Outstanding Borrowings and all other amounts owing by the Borrower under this Agreement, and thereupon all Outstanding Borrowings and all other amounts owing by the Borrower under this Agreement shall become immediately due and payable, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event that an Event of Default described in clause (vii) or (xi) above has occurred, such acceleration shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon its receipt of written notice of the occurrence of any Event of Default from the Required Lenders or upon the Facility’s Agent declaration that the Obligations shall have been accelerated pursuant to this Section 8.2, the Facility Agent shall promptly notify the Documentation Agent thereof. The Documentation Agent shall promptly forward a copy of any such notice received by it to each Managing Agent and the Backup Servicer, and each Managing Agent shall promptly forward a copy of any such notice received by it to each Lender in its Lender Group.
ARTICLE IX

INDEMNIFICATION
Section 9.1    Indemnities by the Borrower.
(a)    Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Agents (in their capacities as such or, if applicable, in their capacities as structuring or placement agents with respect to this Agreement), the Lenders, the Backup Servicer, any Successor Servicer, the Collateral Custodian, the Securities Custodian, any Secured Party or its assignee and each of their respective Affiliates and officers, directors, employees, members and agents thereof (collectively, the “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities and related costs and

{B2297203; 11}    - 70 -

expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts” and calculated without duplication of Indemnified Amounts paid by the Servicer pursuant to Section 9.2) awarded against or incurred by, any such Indemnified Party arising out of or as a result of this Agreement (including the structuring hereof and syndication of commitments hereunder to the extent that any such Indemnified Party had been engaged therefor), excluding, however, Indemnified Amounts with respect to an Indemnified Party to the extent resulting from (x) gross negligence, willful misconduct or bad faith on the part of such Indemnified Party as determined in a final and nonappealable judgment or order of a court of competent jurisdiction or (y) a claim brought by the Borrower or the Servicer against such Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document (including, in each case, the structuring hereof or syndication of commitments hereunder) as to which such breach shall have been found to have occurred by a final and nonappealable judgment or order of a court of competent jurisdiction or (z) without limitation of the Borrower’s obligations under Section 2.13, under any Federal, state or local income or franchise taxes or any other Tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Indemnified Party in connection herewith to any taxing authority. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:
(i)    any Loan treated as or represented by the Borrower to be an Eligible Loan that is not at the applicable time an Eligible Loan;
(ii)    reliance on any representation or warranty made or deemed made by the Borrower (or one of its Affiliates) or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
(iii)    the failure by the Borrower (or one of its Affiliates) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any Loan comprising a portion of the Collateral, or the nonconformity of any Loan, the Related Property with any such Applicable Law or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Loans included as a part of the Collateral;
(iv)    the failure to vest and maintain vested in the Facility Agent a first priority perfected security interest in the Collateral;
(v)    the failure to file or authorize filing, or any delay in filing or authorizing filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Collateral whether at the time of any Advance or at any subsequent time and as required by the Transaction Documents;

{B2297203; 11}    - 71 -

(vi)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Loan included as part of the Collateral that is, or is purported to be, an Eligible Loan (including a defense based on the Loan not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
(vii)    any failure of the Borrower (or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Borrower or any Affiliate thereof to perform its respective duties under the Transferred Loans;
(viii)    any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services that are the subject of any Loan included as part of the Collateral or the Related Property included as part of the Collateral;
(ix)    the failure by Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;
(x)    any repayment by the Facility Agent or a Secured Party of any amount previously distributed in reduction of Outstanding Borrowings or payment of Interest or any other amount due hereunder, in each case which amount the Facility Agent or such Secured Party believes in good faith is required to be repaid;
(xi)    any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or in respect of any Loan included as part of the Collateral or the Related Property included as part of the Collateral;
(xii)    any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of any Transferred Loan or the Related Property or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code;
(xiii)    the failure of the Borrower, the Originator or any of their respective agents or representatives to remit to the Servicer or the Facility Agent, Collections on the Collateral remitted to the Borrower or any such agent or representative in accordance with the terms hereof or the commingling by the Borrower or any Affiliate of any collections; or
(xiv)    any civil penalty or fine assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United States Department of

{B2297203; 11}    - 72 -

State or other Governmental Authority administering Anti-Terrorism Laws against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party, as a result of conduct of the Borrower, the Originator or any of their respective agents or representatives that violates a Sanction.
(b)    Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Borrower to the applicable Indemnified Party in accordance with the Priority of Payments. If the Borrower makes any indemnity payment pursuant to this Section 9.1 and the recipient thereafter collects any payments from other persons in respect of such Indemnified Amounts, the recipient shall repay to the Borrower an amount equal to the amount it has collected from other persons in respect of such Indemnified Amounts.
(c)    If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
(d)    The obligations of the Borrower under this Section 9.1 shall survive the resignation or removal of any Agent and the termination of this Agreement but only with respect to any actions or omissions prior to such resignation, removal or termination.
(e)    The parties hereto agree that the provisions of this Section 9.1 shall not be interpreted to provide recourse to the Borrower against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, an Obligor on any Transferred Loan.
Section 9.2    Indemnities by the Servicer.
(a)    Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, with a copy to the Documentation Agent, from and against any and all Indemnified Amounts (calculated without duplication of Indemnified Amounts paid by the Borrower pursuant to Section 9.1 above) awarded against or incurred by any such Indemnified Party (i) by reason of any acts, omissions or alleged acts or omissions of the Servicer, including (A) any representation or warranty made by the Servicer under or in connection with any Transaction Documents (including the structuring hereof and syndication of commitments hereunder to the extent that any such Indemnified Party had been engaged therefor) to which it is a party, any Required Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (B) the failure by the Servicer to comply with any Applicable Law, (C) the failure of the Servicer to comply with its duties or obligations in accordance with the Agreement, or (D) any litigation, proceedings or investigation against the Servicer, or (ii) the structuring of this Agreement or the syndication of commitments hereunder and to the extent that any such Indemnified Party had been

{B2297203; 11}    - 73 -

engaged therefor, in each case excluding, however, Indemnified Amounts with respect to an Indemnified Party to the extent resulting from (A) gross negligence, willful misconduct or bad faith on the part of such Indemnified Party as determined in a final and nonappealable judgment or order of a court of competent jurisdiction, (B) a claim brought by the Servicer or the Borrower against such Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document as to which such breach shall have been found to have occurred by a final and nonappealable judgment or order of a court of competent jurisdiction, or (C) under any Federal, state or local income or franchise taxes or any other Tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Indemnified Party in connection herewith to any taxing authority. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. If the Servicer makes any indemnity payment pursuant to this Section 9.2 and the recipient thereafter collects any payments from other persons in respect of such Indemnified Amounts, the recipient shall repay to the Servicer an amount equal to the amount it has collected from other persons in respect of such Indemnified Amounts.
(b)    If for any reason the indemnification provided above in this Section 9.2 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless (in each case, other than as a result of the exceptions and limitations therein), then Servicer shall contribute to the amount paid or payable to such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
(c)    The obligations of the Servicer under this Section 9.2 shall survive the resignation or removal of any Agent and the termination of this Agreement but only with respect to any actions or omissions prior to such resignation, removal or termination.
(d)    The parties hereto agree that the provisions of this Section 9.2 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, related Obligor on, any Transferred Loan.
(e)    Any indemnification pursuant to this Section 9.2 shall not be payable from the Collateral.
Section 9.3    Control of Actions.
(a)    Promptly after receipt by an Indemnified Person under Section 9.1 or 9.2 of notice of the commencement of any investigation, litigation or proceeding (each, an “Action”), such Indemnified Person will, if a claim in respect thereof is to be made against the Borrower or the Servicer under Section 9.1 or 9.2, as applicable, notify the Borrower and/or the Servicer, as the case may be, in writing of the commencement thereof; but the failure so to notify the Borrower and the Servicer (i) will not relieve it from liability under Section 9.1 or 9.2 unless and to the extent such failure results in the forfeiture by the Borrower or the Servicer of substantial rights and defenses and (ii) will not, in any event, relieve the Borrower or the Servicer from any obligations to any Indemnified Person other than the indemnification obligations provided in Sections 9.1 and 9.2.

{B2297203; 11}    - 74 -

Each Indemnified Person shall keep the Borrower and/or the Servicer, as the case may be, regularly apprised of all relevant details regarding any Action to which it is a party.
(b)    The Borrower or the Servicer, as the case may be, shall be entitled to appoint counsel of the Borrower’s or the Servicer’s choice at the Borrower’s or the Servicer’s respective expense to represent the Indemnified Person in any Action for which indemnification is sought (in which case the Borrower or the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Persons except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Borrower’s or the Servicer’s election to appoint counsel to represent the Indemnified Person in an Action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Borrower or the Servicer, as the case may be, shall bear the reasonable and documented fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower or the Servicer to represent the Indemnified Person would present such counsel with an ethical conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Action include the Indemnified Person and the Borrower or the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Borrower or the Servicer, (iii) the Borrower or the Servicer, as the case may be, shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such Action or (iv) the Borrower or the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Borrower or the Servicer, as the case may be. The Borrower or the Servicer will not, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such Action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such Action. No Indemnified Persons will, without the prior written consent of the Borrower and/or the Servicer, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the Borrower is an actual or potential party to such Action); provided that such consent shall be deemed to have been granted if, within thirty (30) days following the written request for a consent, the Borrower or the Servicer shall not have provided an indemnity bond, in form and substance and from an issuer reasonably satisfactory to the Indemnified Persons, in an amount equal to the amount reasonably estimated by such Indemnified Persons to be their maximum exposure in such Action, assuring payment to such Indemnified Persons of the indemnification which may be payable under this Agreement.
ARTICLE X

THE AGENTS
Section 10.1    Authorization and Action.

{B2297203; 11}    - 75 -

(a)    Each Secured Party hereby designates and appoints Key as Facility Agent hereunder and authorizes Key to take such actions as agent on its behalf and to exercise such powers as are delegated to the Facility Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Lender in each Lender Group hereby designates and appoints the Person designated herein as Managing Agent for such Lender Group as agent for such Lender Group hereunder and authorizes such Person to take such actions as agent on its behalf and to exercise such powers as are delegated to the Managing Agent for such Lender Group by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Secured Party hereby designates and appoints USBank as Paying Agent hereunder and authorizes USBank take such actions as agent on its behalf and to exercise such powers as are delegated to the Paying Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Lender hereby designates and appoints USBank as Documentation Agent and Calculation Agent hereunder and authorizes USBank take such actions as agent on its behalf and to exercise such powers as are delegated to the Documentation Agent and Calculation Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto.
(b)    In performing its functions and duties hereunder, each of the Facility Agent and the Paying Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or the Servicer or any of their successors or assigns. In performing its functions and duties hereunder, each Managing Agent shall act solely as agent for the Lenders in its Lender Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any other Lenders or any of its or their successors or assigns. In performing its functions and duties hereunder, each of the Documentation Agent and the Calculation Agent shall act solely as agent for the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or the Servicer or any of their successors or assigns.
(c)    None of the Facility Agent, the Documentation Agent, the Paying Agent, the Calculation Agent or any Managing Agent for a Lender Group (each, an “Agent”), shall have any duties or responsibilities, except those expressly set forth herein and applicable to such Agent, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of any Agent shall be read into this Agreement or otherwise exist for any Agent. No Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of each Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.
(d)    The Borrower has designated and appointed Key as the Syndication Agent, Structuring Agent, Sole Lead Arranger and Sole Bookrunner. The Syndication Agent, the Structuring Agent, the Sole Lead Arranger and the Sole Bookrunner, in such capacity, assume no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Advances, nor any duties as an agent hereunder for the Lenders or any Agent. The title given to the Syndication Agent, the Structuring Agent, the Sole Lead Arranger and the Sole Bookrunner is solely honorific and implies no fiduciary responsibility on the part of the

{B2297203; 11}    - 76 -

Syndication Agent, the Structuring Agent, the Sole Lead Arranger or the Sole Bookrunner to any Lender or Agent, the Borrower, the Servicer or any other party, and the use of such titles does not impose on the Syndication Agent, the Structuring Agent, the Sole Lead Arranger or the Sole Bookrunner any duties or obligations greater than those of any other Lender or entitle the Syndication Agent, the Structuring Agent, the Sole Lead Arranger or the Sole Bookrunner to any rights other than those to which any other Lender is entitled.
Section 10.2    Delegation of Duties.
Each Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 10.3    Exculpatory Provisions.
No Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence, willful misconduct or bad faith or, in the case of an Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. No Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. No Agent shall be deemed to have knowledge of any Revolving Period Termination Event unless such Agent has received notice of such Revolving Period Termination Event, in a document or other written communication titled “Notice of Revolving Period Termination Event” from the Borrower, from a Secured Party in the case of the Facility Agent or from a Lender in its Lender Group in the case of a Managing Agent.
Section 10.4    Reliance.
(a)    Each Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent.
(b)    Each Agent (other than a Managing Agent) shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Lenders

{B2297203; 11}    - 77 -

or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders which are Committed Lenders, provided that, unless and until an Agent (other than a Managing Agent) shall have received such advice, such Agent may take or refrain from taking any action, as such Agent shall deem advisable and in the best interests of the Secured Parties. Each Agent (other than a Managing Agent) shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Lenders or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.
(c)    Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of Committed Lenders in its Lender Group holding a majority of the aggregate Commitments of Lenders in such Lender Group as it deems appropriate or it shall first be indemnified to its satisfaction by the Committed Lenders in its Lender Group, provided that, unless and until a Managing Agent shall have received such advice, such Managing Agent may take or refrain from taking any action, as such Managing Agent shall deem advisable and in the best interests of the Lenders in its Lender Group. Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Committed Lenders in its Lender Group holding a majority of the aggregate Commitments of Lenders in such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.
Section 10.5    Non-Reliance on Facility Agent and Other Lenders.
Each Secured Party expressly acknowledges that no Agent or other Secured Party or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by an Agent or any other Secured Party hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent or any other Secured Party. Each Secured Party represents and warrants to each Agent and to each other Secured Party that it has and will, independently and without reliance upon such Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement.
Section 10.6    Reimbursement and Indemnification.
(a)    The Committed Lenders agree to reimburse and indemnify the Facility Agent, the Paying Agent, the Documentation Agent and the Calculation Agent and each of their respective officers, directors, employees, representatives and agents ratably according to their Commitments, as applicable, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which such Agent, acting in its capacity as an Agent, is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by such Agent, in its capacity as an Agent, and acting on behalf of the Lenders or the Secured Parties, in connection with the administration and enforcement of this Agreement and the other Transaction Documents; provided, however, that an Agent shall

{B2297203; 11}    - 78 -

not be entitled to reimbursement or indemnification under this Section 10.6(a) for amounts or expenses resulting from the gross negligence, willful misconduct or bad faith of such Agent.
(b)    The Committed Lenders in each Lender Group agree to reimburse and indemnify the Managing Agent for such Lender Group and its officers, directors, employees, representatives and agents ratably according to their Commitments, as applicable, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which such Managing Agent, acting in its capacity as Managing Agent, is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by such Managing Agent, in its capacity as Managing Agent, and acting on behalf of the Lenders in its Lender Group, in connection with the administration and enforcement of this Agreement and the other Transaction Documents; provided, however, that a Managing Agent shall not be entitled to reimbursement or indemnification under this Section 10.6(b) for amounts or expenses resulting from the gross negligence, willful misconduct or bad faith of such Managing Agent.
Section 10.7    Agent in its Individual Capacity.
Each Agent and each of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though such Agent were not an Agent hereunder. With respect to Advances made by an Agent (in its individual capacity) or any of its Affiliates pursuant to this Agreement, such Agent and each of its Affiliates shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
Section 10.8    Successor Agents.
(a)    The Facility Agent may, upon 5 days’ notice to the Borrower and the Secured Parties, and the Facility Agent will, upon the direction of all of the Lenders, resign as Facility Agent. If the Facility Agent shall resign, then the Required Lenders during such 5-day period shall appoint from among the Persons acting as Managing Agents a successor agent. If for any reason no successor Facility Agent is appointed by the Required Lenders during such 5-day period, then effective upon the expiration of such 5-day period, the Managing Agents, collectively, shall perform all of the duties of the Facility Agent hereunder and the Borrower shall make all payments in respect of the Obligations or under any Fee Letter delivered by the Borrower to the Facility Agent and the Secured Parties directly to the applicable Secured Parties and for all purposes shall deal directly with the Secured Parties. After any retiring Facility Agent’s resignation hereunder as Facility Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facility Agent under this Agreement.
(b)    A Managing Agent may, upon 5 days’ notice to the Borrower, the Lenders in its Lender Group, the Facility Agent, and the other Managing Agents, and a Managing Agent will, upon the direction of all of the Lenders in its Lender Group resign as Managing Agent for such Lender Group and give notice of such resignation to the Facility Agent and the other Managing Agents. In addition, a Managing Agent shall automatically, and without further action, be deemed to have resigned as, and shall cease to be, a Managing Agent at such time as neither it nor any

{B2297203; 11}    - 79 -

Affiliate shall have any Commitment hereunder. If a Managing Agent shall resign, then the Committed Lenders in its Lender Group holding a majority of the aggregate Commitments of Lenders in such Lender Group, with the consent of the Conduit Lender, if any, in such Lender Group, during such 5-day period shall appoint from among the Secured Parties a successor agent. If for any reason no successor Managing Agent is appointed in such manner during such 5-day period, then effective upon the expiration of such 5-day period, the Committed Lenders in such Lender Group, collectively, shall perform all of the duties of such Managing Agent hereunder and the Borrower and the Facility Agent shall make all payments in respect of the Obligations or under any Fee Letter delivered by the Borrower or the Facility Agent to such Managing Agent or the Lenders in such Lender Group directly to the applicable Lenders and for all purposes shall deal directly with such Secured Parties. After any retiring Managing Agent’s resignation hereunder as a Managing Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement.
(c)    Each of the Documentation Agent, the Paying Agent and the Calculation Agent may, upon 30 days’ notice to the Borrower and the other Secured Parties, and such Agent will, upon the direction of all of the Lenders, resign as Agent. If any such Agent shall resign, then the Required Lenders during such 30 day period shall appoint a successor. If for any reason no successor Agent is appointed by the Required Lenders during such 30 day period, then effective upon the expiration of such 30 day period, the Facility Agent, shall perform all of the duties of such Agent hereunder and, in the case of the Paying Agent, and the Borrower shall make all payments in respect of the Obligations which would otherwise be paid to the Paying Agent directly to the Secured Parties entitled thereto. After any retiring Agent’s resignation hereunder as Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
ARTICLE XI

ASSIGNMENTS; PARTICIPATIONS
Section 11.1    Assignments and Participations.
(a)    Neither Borrower nor the Servicer shall have the right to assign its rights or obligations under this Agreement.
(b)    Borrower and each Lender hereby agree and consent to the complete or partial assignment by each Conduit Lender of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to its Support Providers pursuant to a Support Facility or to its Funding Sources, or (ii) (A) to any other issuer of commercial paper notes sponsored or administered by same managing agent or administrator as such Conduit Lender of an Affiliate thereof or (B) to any Lender or any Affiliate of a Lender hereunder, or (iii) to any other Person in accordance with Section 11.1(c). Upon such assignment, such Conduit Lender shall be released from its obligations so assigned. Further, Borrower and each Lender hereby agree that any assignee of any Conduit Lender of this Agreement or all or any of the outstanding Advances of such Conduit Lender shall have all of the rights and benefits under this Agreement as if the term “Conduit Lender”

{B2297203; 11}    - 80 -

explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit Lender hereunder.
(c)    Any Lender may at any time and from time to time, with the prior consent of the Facility Agent (such consent not to be unreasonably withheld or delayed), assign to one or more Persons (“Purchasing Lenders”), other than the Borrower or an Affiliate of the Borrower, all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit C‑1 hereto (the “Assignment and Acceptance”) executed by such Purchasing Lender and such selling Lender. In addition, so long as no Revolving Period Termination Event has occurred and is continuing at such time, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required prior to the effectiveness of any such assignment unless such assignment is to any Lender, any Funding Source or Support Provider of a Lender, any Affiliate of a Lender, Funding Source or Support Provider or any issuer of commercial paper notes sponsored or administered by a Lender or any Funding Source or Support Provider for a Lender or any Affiliate of any Lender, Funding Source or Support Provider. Upon delivery of the executed Assignment and Acceptance to the Facility Agent, such selling Lender shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Borrower, the Lenders, the Managing Agents or the Facility Agent shall be required.
(d)    By executing and delivering an Assignment and Acceptance, the Purchasing Lender thereunder and the selling Lender thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such selling Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such Purchasing Lender will, independently and without reliance upon the Facility Agent, the selling Lender or any other Lender or any Managing Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such Purchasing Lender and such selling Lender confirm that such Purchasing Lender is an Eligible Assignee; (v) such Purchasing Lender appoints and authorizes each of the Facility Agent and the applicable Managing Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(e)    The Facility Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered

{B2297203; 11}    - 81 -

to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of, each Advance owned by each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Lenders and the Borrower may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Lenders or the Borrower at any reasonable time and from time to time upon reasonable prior notice.
(f)    Subject to the provisions of this Section 11.1, upon their receipt of an Assignment and Acceptance executed by a selling Lender and a Purchasing Lender, the Facility Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, accept such Assignment and Acceptance, and the Facility Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to each Lender.
(g)    Any Lender may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”), with the prior written notice to the Facility Agent, participating interests in its pro-rata share of the Advances of the Lenders or any other interest of such Lender hereunder. Notwithstanding any such sale by a Lender of a participating interest to a Participant, such Lender’s rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance of its obligations hereunder, and the Borrower, the Lenders, the Managing Agents and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification set forth in clauses (v) and (vi) to the proviso to Section 12.1 that affects such Participant.
(h)    Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or Servicer furnished to such Lender by or on behalf of the Borrower or the Servicer.
(i)    Notwithstanding any other provision of this Agreement to the contrary (other than Section 11.1(j)), no Lender shall assign, transfer, grant a participation interest in or otherwise convey any Note or any beneficial interest therein to any Person other than a Qualified Lender.
(j)    Notwithstanding any other provision of this Agreement to the contrary, (i) no Lender shall be prohibited from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank or central bank having jurisdiction over such Lender in accordance with Applicable Law and any such pledge or collateral assignment may be made without compliance with Section 11.1(b) or Section 11.1(c), and (ii) any Conduit Lender may pledge or assign as collateral any of its rights under this Agreement pursuant to its program collateral or security agreement with a collateral agent to secure obligations owing by such Conduit Lender to its debt holders, Support Providers or other creditors or the debt holders, Support Providers or other

{B2297203; 11}    - 82 -

creditors of its Funding Source; provided that, in the case of any pledge or assignment under this Section 11.1(j), the pledgor or assignor shall remain responsible for all of its obligations under this Agreement as though such pledge or assignment had not occurred.
ARTICLE XII

MISCELLANEOUS
Section 12.1    Amendments and Waivers.
(a)    Except as provided in this Section 12.1, no amendment, waiver, consent or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Facility Agent and the Required Lenders; provided, however, that (i) without the consent of the Lenders, the Facility Agent may, with the consent of Borrower, amend this Agreement solely to add additional Persons as Lenders hereunder, (ii) any amendment to this Agreement that is solely for the purpose of increasing the Commitment of a specific Lender may be effected with the written consent of the Borrower, the Facility Agent and the affected Lender, (iii) without the consent of the Lenders, the Facility Agent may, with the consent of Borrower, amend, waive, grant consents pursuant to or otherwise modify of any provision of this Agreement to effect administrative changes that are not adverse to any Lender in any material respect, to correct any inconsistency or to cure any ambiguity, error or omission, (iv) the Facility Agent shall not release its lien on and security interest in all or substantially all of the Collateral without the written consent of each Lender, (v) the Commitment of a Lender may not be increased without the consent of such Lender, (vi) the consent of each affected Lender shall be required to amend any Lenders Fee Letter or otherwise reduce or extend the time of payment of any fee or other amount payable to the Lenders or to the Paying Agent or the Facility Agent for the benefit of the Lenders, and (vii) the consent of each Lender shall be required to: (A) extend the Scheduled Revolving Period Termination Date, (B) extend the date of any payment or deposit of Collections by the Borrower or the Servicer, (C) reduce the amount (other than by reason of the repayment thereof) or extend the time of payment of Outstanding Borrowings or reduce the rate or extend the time of payment of Interest (or any component thereof), (D) amend, modify or waive any provision of the definition of Required Lenders or any other provision of this Agreement or any Transaction Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, (E) amend, modify or waive any provision of Section 2.11, 3.2, 8.2(i), 8.2(ii), 12.9 or 12.10, or this Section 12.1(a), (F) consent to or permit the assignment or transfer by the Borrower or the Servicer of any of its rights and obligations under this Agreement, (G) change the definition of “Borrowing Base Test,” “Overcollateralization Ratio Test,” “Required Equity Test” or “Scheduled Maturity Date” (or any defined terms used directly or indirectly in and material to calculating any of such defined terms), or (H) amend, modify or waive any provision herein that would alter the pro rata sharing of payments required hereby or any provision of Section 2.8, in any case of this clause (H), in a manner that is adverse to such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

{B2297203; 11}    - 83 -

(b)    Notwithstanding Section 12.1(a), no amendment, waiver or other modification having a material affect on the rights or obligations of the Paying Agent, the Documentation Agent, or the Calculation Agent shall be effective against such Person without the written agreement of such Person. The Borrower or the Servicer on its behalf will deliver a copy of all waivers and amendments to the Documentation Agent, the Paying Agent and the Calculation Agent.
(c)    No amendment, waiver or other modification having a material affect on the rights or obligations of the Collateral Custodian, the Securities Custodian or the Backup Servicer (including any duties of the Servicer that the Backup Servicer would have to assume as Successor Servicer) shall be effective against such Person without the written agreement of such Person. The Borrower or the Servicer on its behalf will deliver a copy of all waivers and amendments to the Collateral Custodian, the Securities Custodian and the Backup Servicer.
(d)    If any Lender whose consent would otherwise be required under this Section 12.1 to effect any waiver, amendment or other modification of this Agreement or any other Transaction Document refuses to so consent at a time when the Required Lenders so consent, the Borrower may, within 30 days of such refusal and upon notice to the Facility Agent and each Managing Agent, propose a replacement Lender for such refusing Lender and the provisions set forth in Section 2.14(b) shall apply in respect of such replacement.
Section 12.2    Notices, Etc.
All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic transmission) and mailed, transmitted or hand delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or Joinder Agreement, as applicable, or at such other address as shall be designated by such party in a written notice to the other parties hereto; provided that Funding Requests hereunder may not be delivered by means of an electronic transmission other than electronic transmission of a facsimile copy (including a file sent by email in “pdf” format). All such notices and communications shall be effective upon receipt, except that notices and communications sent by facsimile copy or to an email address shall not be effective until verbal confirmation of receipt is obtained.
Section 12.3    No Waiver, Rights and Remedies.
No failure on the part of the Facility Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
Section 12.4    Binding Effect.

{B2297203; 11}    - 84 -

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Facility Agent, the Secured Parties and their respective successors and permitted assigns, and the provisions relating to the Backup Servicer, including Sections 2.8, 7.19, 9.1 and 9.2 shall inure to the benefit of the Backup Servicer.
Section 12.5    Term of this Agreement.
This Agreement, including the Borrower’s obligation to observe its covenants set forth in Article V, and the Servicer’s obligation to observe its covenants set forth in Article VII, shall remain in full force and effect until the Final Date; provided, however, that the rights and remedies with respect to any breach of any representation or warranty made or deemed made by the Borrower pursuant to Articles III or IV, the indemnification and payment provisions of Article IX and Sections 10.6 and 12.8, and the provisions of Sections 12.6, 12.7, 12.9 and 12.10 shall be continuing and shall survive any termination of this Agreement.
Section 12.6    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE SECURED PARTIES PARTY HERETO AND EACH OTHER SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS ACCORDED HEREBY AND EACH OF THE OTHER PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF. EACH OF THE PARTIES HERETO, AND EACH OTHER SECURED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS ACCORDED HEREBY, HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Section 12.7    WAIVER OF JURY TRIAL.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES PARTY HERETO AND EACH SECURED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS ACCORDED HEREBY, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
Section 12.8    Costs, Expenses and Taxes.

{B2297203; 11}    - 85 -

(a)    In addition to the rights of indemnification granted to the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer, any Successor Servicer and its or their Affiliates and officers, directors, employees and agents thereof under Article IX hereof, the Borrower agrees to pay, in accordance with the Priority of Payments, (i) all reasonable and documented costs and expenses of the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer and any Successor Servicer incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including (A) the reasonable and documented fees and out-of-pocket expenses of counsel for the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer and any Successor Servicer with respect thereto and with respect to advising the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer and any Successor Servicer as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and (B) all costs and expenses payable by any Conduit Lender to any rating agency rating its Commercial Paper Notes in connection with receiving confirmation that the making by such Conduit Lender of Advances hereunder after the Sixth Restatement Effective Date will not result in a reduction or withdrawal of the rating of such Commercial Paper Notes, and (ii) all costs and expenses, if any (including reasonable and documented counsel fees and expenses), incurred by the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer and any Successor Servicer in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.
(b)    The Borrower shall pay, in accordance with the Priority of Payments, any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any Support Facility in connection with this Agreement or the funding or maintenance of Advances hereunder.
(c)    The Borrower shall pay, in accordance with the Priority of Payments, all other costs, expenses and taxes (excluding income taxes or other taxes that would not be indemnified under Section 2.13), including all reasonable costs and expenses incurred by the Facility Agent or any Managing Agent in connection with periodic audits of the Borrower’s or the Servicer’s books and records, which are incurred as a result of the execution of this Agreement.
Section 12.9    No Proceedings.
Each party hereto hereby covenants and agrees that on behalf of itself and each of its affiliates, that prior to the date which is one year and one day after the payment in full of all indebtedness for borrowed money of a Conduit Lender, such party will not institute against, or join any other Person in instituting against, such Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

{B2297203; 11}    - 86 -

Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Final Date.
The provisions of this Section 12.9 shall survive the termination of this Agreement.
Section 12.10    Recourse Against Certain Parties.
(a)    No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Facility Agent or any Secured Party contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.
(b)    Amounts payable by the Borrower hereunder shall be paid solely from the Collateral and no recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Borrower contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.
(c)    Each of parties hereto hereby acknowledges and agrees that any other transactions with a Conduit Lender hereunder shall be without recourse of any kind to such Conduit Lender. A Conduit Lender shall have no obligation to pay any amounts owing hereunder in excess of any amount available to such Conduit Lender after paying or making provision for the payment of any commercial paper notes of such Conduit Lender. In addition, each party hereto agrees that a Conduit Lender shall have no obligation to pay any other party, any amounts constituting fees, a reimbursement for expenses or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim against such Conduit Lender (as defined in Section 101 of Title 11 of the United States Bankruptcy Code), unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims and such amounts are not required to pay the commercial paper of such Conduit Lender.
(d)    The provisions of this Section 12.10 shall survive the termination of this Agreement.
Section 12.11    Protection of Security Interest; Appointment of Facility Agent as Attorney-in-Fact.
(a)    The Borrower shall, or shall cause the Servicer to, cause or authorize this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Facility Agent as agent

{B2297203; 11}    - 87 -

for the Secured Parties and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all time to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Facility Agent as agent for the Secured Parties hereunder to all property comprising the Collateral. The Borrower shall deliver, or shall cause the Servicer to deliver, to the Facility Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing, in each case, solely to the extent that the Borrower or the Servicer (rather than the Facility Agent) is the recipient of any such file-stamped copies or filing receipts. The Borrower and the Servicer shall cooperate fully in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.11.
(b)    The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Facility Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted to the Facility Agent, as agent for the Secured Parties, in the Collateral, or to enable the Facility Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder.
(c)    If the Borrower or the Servicer fails to perform any of its obligations hereunder after five Business Days’ notice from the Facility Agent, the Facility Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligation; and the Facility Agent’s or such Lender’s reasonable costs and expenses incurred in connection therewith shall be payable by the Borrower or the Servicer (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article IX, as applicable. The Borrower irrevocably authorizes the Facility Agent and appoints the Facility Agent as its attorney-in-fact to act on behalf of the Borrower, (i) to execute, if required, on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Facility Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Facility Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Lenders in the Collateral. This appointment is coupled with an interest and is irrevocable.
Section 12.12    Confidentiality.
(a)    Each of the Agents and the Lenders agrees and the Borrower agrees, and each other Secured Party shall be deemed to have agreed, by its acceptance of the benefits accorded hereby, to maintain and to cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses (including confidential propriety information regarding the Loans and the Obligors thereunder) obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants and attorneys,

{B2297203; 11}    - 88 -

(ii) disclose such information as required by an Applicable Law, as required to be publicly filed with the U.S. Securities and Exchange Commission, as required by an order of any judicial or administrative proceeding or as permitted in Section 12.12(b) below, (iii) disclose the existence of this Agreement, but not the financial terms thereof, (iv) publicly disclose the existence and financial terms of this Agreement to the extent required for analysts to properly model the transaction evidenced hereby, and (v) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.
(b)    Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it and the Loans for use in connection with the transactions contemplated herein and in the Transaction Documents and in connection with obtaining and monitoring credit ratings or estimates with respect to the Loans and the Advances (i) to the Facility Agent or other Secured Parties by each other, (ii) by the Facility Agent or the other Secured Parties to any Affiliate, prospective or actual Eligible Assignee or participant of any of them, or any pledgee or assignee pursuant to Section 11.1(j), (iii) by the Facility Agent or the other Secured Parties to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Secured Party and (iv) to any officers, directors, members, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential non-public nature of such information and agrees to be bound hereby or by terms no less restrictive than those set forth in this Section. In addition, the Facility Agent and the other Secured Parties may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.
(c)    The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Transaction Documents without the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld or delayed) unless such news release or public announcement is required by law or is necessary for analysts to properly model the transaction evidenced hereby, in which case the Borrower or the Servicer shall consult with the Facility Agent prior to the issuance of such news release or public announcement. The Borrower and the Servicer each may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Transaction Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.
Section 12.13    Execution in Counterparts; Severability; Integration.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall

{B2297203; 11}    - 89 -

be effective as delivery of an original manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letters.
Section 12.14    Special Provisions Applicable to Conduit Lenders.
Each of the parties hereby covenants and agrees that:
(a)    notwithstanding anything to the contrary herein, any Conduit Lender may disclose to its Support Providers, its collateral administrator, its Program Manager, any Affiliates of any such Person and Governmental Authorities having jurisdiction over such Conduit Lender or any of its Support Providers, its Program Manager or any Affiliate of such Person and any of the rating agencies that have rated such Conduit Lender’s Commercial Paper Notes or other debt, the identities of (and other material information regarding) the Borrower, any other obligor in respect of, an Advance made by such Conduit Lender, collateral for such an Advance and any of the terms and provisions of the Transaction Documents that it may deem necessary or advisable; no provision herein pertaining specifically to any Conduit Lender or any of its Support Providers or an Advance made by such Conduit Lender, including this Section 12.14, may be amended or waived without the written consent of such Conduit Lender;
(b)    no pledge and/or collateral assignment by any Conduit Lender to any of its Support Providers under a Support Facility of an interest in the rights of such Conduit Lender in any Advance made by such Conduit Lender shall constitute an assignment and/or assumption of such Conduit Lender’s obligations under this Agreement, such obligations in all cases remaining with such Conduit Lender; and any such pledge and/or collateral assignment of the rights of such Conduit Lender shall be permitted hereunder without further action or consent, and any such pledgee may perfect a collateral assignment of such interest notwithstanding anything to the contrary in this Agreement; and
(c)    each Conduit Lender may act hereunder by and through its Program Manager or its collateral administrator.
Section 12.15    Waiver of Consequential Damages.
To the extent permitted by Applicable Law, no party to this Agreement shall assert, and each such party hereby waives, any claim against any other party or its Affiliates, directors, employees, attorneys, agents or sub-agents on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any Applicable Law) arising out of, in connection with, as a result of or in any way related to, this Agreement or any other Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or

{B2297203; 11}    - 90 -

therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each such party hereby waives, releases and agrees not to claim any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The provisions of this Section 12.15 shall not limit the obligations of the Borrower or the Servicer otherwise expressly set forth in this Agreement, including in Sections 2.11, 2.12, 2.13, 9.1 and 9.2.
Section 12.16    No Fiduciary Duty.
Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this Section, the “Lender Parties”), may have economic interests that conflict with those of the Borrower, its member and/or their Affiliates (collectively, solely for purposes of this Section, the “Borrower Parties”). The Borrower agrees that nothing in the Transaction Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and any Borrower Party, on the other. The Borrower Parties acknowledge and agree that (i) the transactions contemplated by the Transaction Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower Party with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Borrower Party on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Transaction Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Borrower Party, its management, creditors or any other Person. Each Borrower Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower Party, in connection with such transaction or the process leading thereto.
Section 12.17    USA PATRIOT Act Notice.
Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of and the Borrower and other information that will allow such Lender or Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.
Section 12.18    Certain Consent and Acknowledgments.
Each of the Facility Agent and the Managing Agents party thereto hereby consents to the amendment of the Fourth Amended and Restated Lenders Fee Letter dated as of August 29, 2014 among the Borrower, the Facility Agent and the Managing Agents party thereto as set forth

{B2297203; 11}    - 91 -

in the Fifth Amended and Restated Lenders Fee Letter dated as of the date hereof between the Borrower and the Facility Agent for the benefit of the Lenders.
Section 12.19     Certain Volcker Rule Matters.
Each of the parties hereto has entered into this Agreement with the understanding that, as of the date hereof, (i) the Borrower is not a “covered fund” under the Volcker Rule in relation to any Lender and (ii) the interests of the Lenders under this Agreement do not constitute “ownership interests” under the Volcker Rule. In the event that, notwithstanding such understanding, any Lender delivers written notice to the Borrower, the Facility Agent, the Seller and the Servicer setting forth in detail the basis on which any relevant Governmental Authority (including any central bank or bank examiner) with respect to such Lender shall have determined that (i) the Borrower is a “covered fund” under the Volcker Rule in relation to such Lender, (ii) the interests of such Lender under this Agreement constitute “ownership interests” under the Volcker Rule and (iii) no exemption is available under the Volcker Rule with respect to such Lender’s ownership of such interests, then each of the Borrower, the Servicer, the Lenders and the Facility Agent agree to negotiate diligently and in good faith to agree to the form of amendment of this Agreement and any other Transaction Documents, as the case may be, within 120 days (or such longer period to which the Borrower, the Servicer, the Facility Agent and the affected Lenders consent) following such notice so that the determination of such Governmental Authority is reversed or otherwise resolved. In no event shall a party be required to enter into any amendment that modifies the economic rights or obligations of such party hereunder or under the other Transaction Documents in a manner which is materially adverse to such party. In the event that, following any such notice, the relevant parties shall not have agreed to amend any relevant Transaction Documents as contemplated by this Section 12.19 within such 120 day period (or such longer period as may be agreed), each of the Borrower, the Servicer, the Facility Agent and the affected Lenders shall negotiate and act in good faith to seek a replacement lender for any Lenders that are then subject to an adverse determination by a relevant Governmental Authority under the Volcker Rule. At any time following notice by any affected Lender pursuant to this Section 12.19, the Borrower shall have the right to replace such affected Lender as a party hereto in accordance with the provisions of Section 2.14(b).
Section 12.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
(a)    Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any parties hereto, each party hereto acknowledges and accepts that any liability of any Lender that is an EEA Financial Institution arising hereunder or under any other Transaction Document may be subject to Write-Down and Conversion Powers of an EEA Resolution Authority and acknowledges and accepts to be bound by the effect of:
(i)    any Bail-In Action in relation to any such liability, including:
(A)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

{B2297203; 11}    - 92 -

(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; and
(C)    a cancellation of any such liability; and
(ii)    the variation of the terms of such liability in connection with the exercise of Write-Down and Conversion Powers of any EEA Resolution Authority.
(b)    Any Lender that is an EEA Financial Institution as to which
(i)    a Bail-In Action with respect to any of its liabilities arising hereunder or under any other Transaction Document, or
(ii)    a variation of the terms of such liabilities in connection with the exercise of Write-Down and Conversion Powers of any EEA Resolution Authority
has occurred shall be deemed thereupon to be a Defaulting Lender for purposes of this Agreement.
(c)    As used in this Section 12.20:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means (i) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union (which among other things establishes a framework for the recovery and resolution of certain credit institutions and investment firms), the implementing law or regulation for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (ii) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.
“EEA Financial Institution” means (i) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any institution established in an EEA Member

{B2297203; 11}    - 93 -

Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any Governmental Authority or other Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for or authority with respect to the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

{B2297203; 11}    - 94 -